UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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U.S. Silica Holdings, Inc.
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CHARLES W. SHAVER Chairman of the Board	U.S. Silica Holdings, Inc. 24275 Katy Freeway Suite 600 Katy, TX 77494

BRYAN A. SHINN
Chief Executive Officer

March 26, 2024
Dear Fellow Stockholder:
We invite you to attend our Annual Meeting of Stockholders to be held on Thursday, May 9, 2024 at 9:00 a.m., Central Time, at The Post Oak Hotel at Uptown Houston, 1600 West Loop South, Houston, TX 77027. Our Proxy Statement for the Annual Meeting and our 2023 Annual Report accompany this letter.
The Notice of Annual Meeting of Stockholders and the Proxy Statement describe the items of business to be considered at the meeting. Please consider the items presented and vote your shares as promptly as possible.
We are utilizing a Securities and Exchange Commission rule that permits us to furnish proxy materials to stockholders over the Internet. We have delivered a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet to our stockholders. By furnishing this Notice of Internet Availability of Proxy Materials in lieu of mailing our proxy materials, we are lowering the delivery costs and reducing the environmental impact of the meeting. If you prefer a paper copy of the proxy materials, you may request one by following the procedure set forth in the Notice of Internet Availability of Proxy Materials.
Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares by proxy via internet, telephone or mail to ensure that your vote is counted. If you hold your shares through an account with a broker, bank or other nominee, please follow the instructions you receive from that nominee to vote your shares.
Thank you for your continued support of U.S. Silica.
Sincerely,

Charles W. Shaver	Bryan A. Shinn
Chairman of the Board	Chief Executive Officer

U.S. Silica Holdings, Inc.
24275 Katy Freeway, Suite 600, Katy, TX 77494
Notice of Annual Meeting of Stockholders
Date and Time
Thursday, May 9, 2024 at 9:00 a.m. Central Time
Place
The Post Oak Hotel at Uptown Houston
1600 West Loop South
Houston, Texas 77027
Record Date
March 12, 2024
YOUR VOTE IS IMPORTANT
Even if you plan to attend the Annual Meeting in person, we encourage you to vote in advance by:
visiting www.proxyvote.com
mailing your signed proxy card or voting instruction form
calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903
Items to be Voted
■	Election of eight director nominees named in the Proxy Statement;
■	Advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement;
■	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024;
■	Approval of our Sixth Amended and Restated 2011 Incentive Compensation Plan; and
■	Transaction of any other business that properly comes before the meeting, or any postponement or adjournment thereof.
The Board of Directors recommends a vote “FOR” each of the eight director nominees; “FOR” approval of the compensation of our named executive officers; “FOR” ratification of the appointment of our independent registered public accounting firm; and “FOR” approval of our Sixth Amended and Restated 2011 Incentive Compensation Plan.
We discuss the above business matters in more detail in the Proxy Statement.
Only holders of record of our common stock at the close of business on March 12, 2024 will be entitled to vote. If you plan to attend the Annual Meeting in person, please follow the admission procedures set forth in the Proxy Statement.

Stacy Russell
Executive Vice President, General Counsel & Corporate Secretary
March 26, 2024
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2024:
The Proxy Statement and 2023 Annual Report are available at www.proxyvote.com and https://ussilica.gcs-web.com/annual-reports.

PROXY SUMMARY
Annual Meeting of Stockholders
Date and Time:	Thursday, May 9, 2024 9:00 a.m. Central Time
Place:	The Post Oak Hotel at Uptown Houston 1600 West Loop South Houston, Texas
Record Date:	March 12, 2024
Only stockholders of record at the close of business on March 12, 2024 (the “Record Date”), will be entitled to vote at the U.S. Silica Holdings, Inc. (“we”, “us”, “our”, the “Company” or “U.S. Silica”) Annual Meeting of Stockholders on Thursday, May 9, 2024 (the “Annual Meeting”). As of the Record Date, we had 78,090,519 shares outstanding. We initiated delivery of these Proxy Materials to stockholders on March 26, 2024.
About U.S. Silica
We are a global performance materials company and a leading producer of commercial silica used in a wide range of industrial applications and in the oil and gas industry. In addition, through our subsidiary, EP Minerals, LLC (“EPM”), we are an industry leader in the production of industrial minerals, including diatomaceous earth, clay (calcium bentonite and calcium montmorillonite) and perlite.
During our 124-year history, we have developed core competencies in mining, processing, logistics and materials science that enable us to produce and cost-effectively deliver over 800 diversified product types to customers across our end markets. As of December 31, 2023, we had 26 operating mines and processing facilities and two additional exploration stage properties across the United States. We control 479 million tons of reserves of commercial silica, which can be processed to make 177 million tons of finished products that meet American Petroleum Institute (“API”) frac sand specifications, and 81 million tons of reserves of diatomaceous earth, perlite, and clays.
Our operations are organized into two reportable segments based on end markets served and the manner in which we analyze our operating and financial performance: (1) Oil & Gas Proppants and (2) Industrial & Specialty Products. We believe our segments are complementary because our ability to sell to a wide range of customers across end markets in these segments allows us to maximize recovery rates in our mining operations and optimize our asset utilization.
With over 1,800 employees world-wide, we operate on a platform of ethics, safety and sustainability. As we change and grow, our core values remain constant:
■	We ensure the safety of our people and the environment.
■	We act with honesty and integrity.
■	We treat each other with respect and dignity.
■	We operate in our communities as good neighbors.
Many of these efforts will be described in our 2023 Sustainability Report, which is expected to be published in the third quarter of 2024. This report will also include newly established emissions reductions targets and their planned roadmap for achievement. Please visit our website at: www.ussilica.com (see, Sustainability - Sustainability Report).
  2024 Proxy Statement | 1

PROXY SUMMARY

Industrial & Specialty, Oil & Gas, SandBox, and transload locations
Offices

Corporate Governance Highlights
Director Independence	Stock Ownership Guidelines	Regular Independent Directors Executive Sessions
Limits on Board Service	Board Diversity	Director Communication
Succession Planning	Crisis & Risk Management Planning	Board Evaluation
Executive Compensation Highlights
We seek to apply a consistent philosophy to compensation for all executive officers and to pay equitably, competitively, and based on performance.
What We Do
✔	Clawback Policy
✔	Stock Ownership Guidelines
✔	Independent Compensation Consultant
✔	Double Trigger Change in Control
✔	Compensation Risk Assessment
✔	Minimum Award Vesting Period
What We DON'T Do
✕	No Excessive Perquisites
✕	No Guaranteed Bonus
✕	No Pension Plan
✕	No Special Tax Gross-ups
✕	No Option Repricing, Reloads or Buyouts
✕	No Hedging or Pledging
2 |   2024 Proxy Statement

PROXY SUMMARY
Voting Matters
The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation for each proposal.
Proposal		Board Recommendation
#1	Election of Directors	FOR each nominee
#2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR
#3	Ratification of Grant Thornton LLP as Independent Registered Public Accounting Firm for Fiscal Year 2024	FOR
#4	Approval of our Sixth Amended and Restated 2011 Incentive Compensation Plan	FOR
Below are the proposals to be presented for voting during the Annual Meeting.
Proposal No. 1: Election of Directors
Eight current members of our Board of Directors (referred to as the “Board of Directors” or the “Board”) (i) have each been nominated by the Board for election as a director at the Annual Meeting to serve until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or if earlier, upon his or her death, resignation or removal, and (ii) have each agreed to serve if elected. However, if for some reason one of them is unable or unwilling to serve, your proxy will vote for the election of another director nominee, unless the Board reduces the total number of directors on the Board. Biographical information, including a discussion of specific experience, qualifications, attributes and skills for each of the nominees, and other information about them, is presented beginning on page 5. See Proposal No. 1 on page 4. The Board recommends a vote “FOR” each director nominee.
Proposal No. 2: Advisory Vote to Approve Executive Compensation
This proposal is to approve on an advisory basis the compensation of our named executive officers (referred to as “named executive officers” or “NEOs”) as disclosed in this Proxy Statement. See Proposal No. 2 on page 18. The Board recommends a vote “FOR” this proposal.
Proposal No. 3: Ratification of Appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for 2024
This proposal is to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024. See Proposal No. 3 on page 58. The Board recommends a vote “FOR” this proposal.
Proposal No. 4: Approval of our Sixth Amended and Restated 2011 Incentive Compensation Plan
This proposal is to approve the adoption of our Sixth Amended and Restated 2011 Incentive Compensation Plan (the “Plan”). Our Board approved the Plan subject to stockholder approval. See Proposal No. 4 on page 61. The Board recommends a vote “FOR” this proposal.
Other Business Matters
The Board is not aware of any other business to come before the Annual Meeting. However, if any of the persons nominated to serve as a director is unable or unwilling to serve and the Board designates a substitute nominee, or if any matters are properly presented for action at the meeting, then stockholders present at the meeting may vote on such items. If your shares are represented by proxy at the Annual Meeting, your proxy will vote your shares on any such business as recommended by the Board or, if no recommendation is given, using his or her discretion.
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PROPOSAL NO. 1:
ELECTION OF DIRECTORS
The Board has nominated each of its current members for election to serve on the Board until the 2025 Annual Meeting of Stockholders and until the successor of each is elected and qualified, or if earlier, upon his or her death, resignation or removal.
If any director nominee who is a current director is not re-elected at the Annual Meeting by the standard set forth below, under Delaware law the director would continue to serve on the Board as a “holdover director” until the director’s successor is elected. However, we have implemented a majority voting standard in our Corporate Governance Guidelines (the “Guidelines”), so any director who does not receive a majority of the votes cast at the Annual Meeting is expected to tender his or her resignation to the Board. The Nominating & Governance Committee would then act on an expedited basis to determine whether to accept the director’s resignation and would submit such recommendation for prompt consideration by the Board. A director who tenders a resignation will not participate in the Board’s decision.
Our Board has fixed the number of directors constituting the Board at eight, as permitted under our Articles of Incorporation. The Board is currently comprised of eight directors and those eight directors have been nominated for election at the Annual Meeting.
Required Stockholder Vote
Directors will be elected if the number of votes cast “for” a director nominee exceeds the number of votes cast “against” that nominee, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES. IF NOT OTHERWISE SPECIFIED, PROPERLY SIGNED AND SUBMITTED PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES. IF YOU FAIL TO PROPERLY SUBMIT YOUR PROXY CARD, YOUR SHARES WILL NOT BE VOTED ON THIS PROPOSAL.

4 |   2024 Proxy Statement

DIRECTOR NOMINEES
The Board has determined that its current composition provides a balanced mix of expertise, including with respect to the energy and logistics sectors, industrial and specialty composition manufacturing processes, public company management, financial acumen and other expertise and diversity of ideas. The Board also believes the nominees together provide the appropriate range and balance regarding director tenure. The Board believes that each director nominee possesses the leadership, experience, qualifications, attributes and skills to make significant contributions to the Board, our stockholders and the Company as a whole. Additionally, the information detailed below specifies each nominee’s experience, qualifications, attributes and skills the Board considered in concluding that the nominee should serve as a director. There are no family relationships between any of our executive officers or directors.
The Board added two new members in 2023 – Mr. Simon Bates, who most recently served as the CEO of Argos North America, a large cement and ready-mix concrete producer, and Ms. Jimmi Sue Smith, who currently serves as the Chief Financial Officer of Koppers Holdings Inc., a leading integrated global provider of treated wood products, wood preservation chemicals and carbon compounds. The backgrounds and a description of the relevant skills and expertise of each of our directors are set out in detail below. The addition of Mr. Bates and Ms. Smith increased the size of our Board from six directors to eight directors.
Simon Bates
Age: 57 Director Since: 2023 U.S. Silica Committees: Nominating & Governance Compensation
Mr. Bates served as CEO of Argos North America, one of the largest cement and ready-mix concrete producers in the United States, from October 2022 to January 2024. Prior to his role at Argos USA, Mr. Bates held the position of President and Chief Executive Officer and as a member of the Board of Directors of GCP Applied Technologies Inc. (NYSE: GCP) from October 2020 to October 2022, when it was acquired by Saint Gobain. GCP was a leading global provider of construction products, including high-performance specialty construction chemicals and building materials. From 2017 to October 2020, Mr. Bates served as President of Infrastructure Products Group, a division of CRH plc, a publicly-traded manufacturer of building products and materials. From 2016 to 2017, Mr. Bates served as Senior Vice President, Building Products at Westlake Chemical, a manufacturer and supplier of chemicals and plastic products. Previously, Mr. Bates held various roles of increasing responsibility at Axiall Corporation, a chemicals and construction products business, from 2009 to 2016, when it was acquired by Westlake. Mr. Bates received his B.A. in Economics from the University of York in England and holds a post-graduate degree in Accounting and Finance from the University of Manchester Institute of Science and Technology and a post-graduate degree in Marketing from the University of Salford.

Former Public Directorships held during the past 5 years:
 ■ GCP Applied Technologies Inc. (2020 to 2022)

Relevant Skills and Expertise:
Mr. Bates brings extensive industry experience, a strategic mindset, and strong commercial and operational acumen to the Board that strengthen the Board’s collective qualifications, skills and experience.

  2024 Proxy Statement | 5

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Peter C. Bernard
Age: 62 Director Since: 2012 U.S. Silica Committees: Chair of Nominating & Governance Audit Executive
Mr. Bernard has served as Executive Chairman of Datagration Solutions, Inc. an oilfield services and software company, since May 2020, and as Chairman and CEO since October 2021. He has served as managing member and owner of Pinion Energy Consulting, LLC, which provides advisory services to the energy sector, since July 2009. He previously served as a member of the board of directors of Conquest Completion Services LLC, an oilfield services company, from September 2017 to September 2019, as Executive Chairman of Rubicon Oilfield International, an oilfield products and equipment company, from November 2015 to February 2020 and as a consultant to Warburg Pincus, a private equity investing firm, from June 2014 to February 2020. Additionally, he served as a member of the board of directors of RS Energy Group, a software data and analytics business, from February 2016 to May 2020, as Executive Chairman of C&C Reservoirs, which provides data to the upstream petroleum industry, from 2014 to 2016, and as Chairman of Tendeka, a global completions solutions company serving the oil and gas industry, from 2011 to 2016. Mr. Bernard served as the Chairman of Zeitecs, a specialized artificial lift technology company, from 2010 to 2014. Mr. Bernard served in various roles of increasing responsibility at Halliburton Company until his retirement in 2008, including as a member of the Executive Committee and as Senior Vice President of Business Development and Marketing. Additionally, Mr. Bernard served as President and CEO of Landmark Graphics, a supplier of software and services to the oil and gas industry, from 2004 to 2006 and as Vice President and Global Account Executive for Royal Dutch Shell from 2003 to 2004. Mr. Bernard received his B.S. degree in Petroleum Engineering from the University of Louisiana at Lafayette.

Relevant Skills and Expertise:
Mr. Bernard brings extensive breadth, depth and expertise in the oil and natural gas services sector of the energy industry that strengthens the Board’s collective qualifications, skills and experience.

6 |   2024 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Diane K. Duren
Age: 64 Director Since: 2017 U.S. Silica Committees: Chair of Compensation Audit
In February 2017, Ms. Duren retired from Union Pacific Corporation, the operator of one of North American’s premier railroad franchises, having served as Executive Vice President, Chief Administrative Officer and Corporate Secretary for four years, after serving as Vice President and General Manager–Chemicals in Marketing & Sales. After joining Union Pacific in 1985, she held a variety of positions in the Finance and Marketing & Sales departments, including Vice President and General Manager–Agricultural Products. In 2011, Ms. Duren was awarded the Creighton University College of Business Alumni Merit Award. Prior to her employment at Union Pacific, she was a certified public accountant with Deloitte, Haskins & Sells in Omaha. Ms. Duren has served as a director of Werner Enterprises (NASDAQ: WERN), a transportation and logistics company, since May 2017, and is currently the chair of the Compensation Committee and a member of the Audit Committee of that company. In September 2021, Ms. Duren joined the board of Savage Companies, a privately held transportation, logistics, materials handling, and industrial services company headquartered in Salt Lake City. She serves on the Audit Committee and is Chair of the Compensation Committee of that company. She has been active on multiple community and industry boards including the American Red Cross, of which she served as chair of the Heartland Chapter in 2010 and 2011. In 2014, Ms. Duren was appointed by Omaha Mayor Jean Stothert and reappointed for another five-year term beginning May 2019 by the Omaha City Council to the Metropolitan Entertainment & Convention Authority Board of Directors and is the current Chairwoman of the Board. She also served on the Board of Children’s Hospital and Medical Center where she was Chair of the Board from 2019 through 2021. Ms. Duren joined the Peter Kiewit Foundation as a community advisor in December 2018 and became a trustee of the foundation in September 2019. Ms. Duren holds a bachelor’s degree in Business Administration from Creighton University, and she was appointed to the Board of Trustees of that university in May 2019.

Other Current Public Company Boards:
 ■ Werner Enterprises (since 2017)

Relevant Skills and Expertise:
Ms. Duren’s vast experience in the transportation industry, multiple leadership roles, and accounting and financial experience strengthen the Board’s collective qualifications, skills and experience.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS
William J. Kacal
Age: 75 Director Since: 2012 U.S. Silica Committees: Chair of Audit Nominating & Governance Compensation
Mr. Kacal served as a director of Alon USA Energy, Inc. (NYSE: ALJ), an independent refiner and marketer of petroleum products until June 2017, at which time it was acquired, and Integrity Bancshares, Inc., located in Houston, Texas, and its wholly-owned subsidiary, Integrity Bank SSB (“Integrity Bank”), until May 31, 2018, at which time it was acquired. Mr. Kacal has served as a director and Chairman of the Board of Texas Traditions Bank since September 2022. He currently serves as an advisory director for the National Association of Corporate Directors (“NACD”) — Texas Tri-Cities Chapter and Goodwill Industries of Houston (“Goodwill Houston”). Mr. Kacal previously served on the Audit Committee of Integrity Bank, the Audit Committee and Special Committee of Alon USA Energy, Inc. and served as the Chairman of the Audit Committee of Boy Scouts of America — Sam Houston Area Council, Goodwill Industries International and Goodwill Houston. Mr. Kacal has over 40 years of accounting and management experience with Deloitte & Touche LLP (“Deloitte”), most recently serving as a partner from 1981 until his retirement in 2011, and prior to that serving as a member of the audit staff from 1970 to 1981. Mr. Kacal also served as a member of the board of directors of Deloitte from 2004 to 2011 and as a member of the executive committee from 2004 to 2008. During his time with Deloitte, Mr. Kacal worked extensively with companies in the oil and natural gas industry. Mr. Kacal earned a B.B.A. in Accounting from Texas A&M University and is a licensed Certified Public Accountant in Texas.

Relevant Skills and Expertise:
Mr. Kacal possesses particular knowledge and experience in accounting, finance and capital structure; strategic planning and leadership of complex organizations; and board practices of other entities that strengthen the Board’s collective qualifications, skills and experience.

Sandra R. Rogers
Age: 59 Director Since: 2021 U.S. Silica Committees: Audit Nominating & Governance
Ms. Rogers served six years as Vice President, Supply Chain of Hillrom (now part of Baxter International), a leading global medical technology provider, until her retirement in April 2022. She is a seasoned executive with over 35 years of global supply chain, operations, and customer service leadership experience in the automotive, aerospace, and medical device industries. Prior to joining Hillrom, Rogers served as Vice President, Global Maintenance at NetJets Inc. and Vice President, Customer Support Operations for the $12B aerospace business unit of Honeywell International Inc. She also served 20 years at General Motors in a variety of executive supply chain roles. She currently serves as a member of the Board of Trustees at Northwestern Mutual and former Chair of their Policy Owner's Examining Committee.

Ms. Rogers is committed to diversity and inclusion and community involvement. While at Hillrom, she served as a member of the company’s Diversity & Inclusion Council and as executive sponsor for the African American employee resource group. She currently serves on the New Community Outreach Board of Chicago. She previously served on the iMentor Chicago Area Board, INROADS Midwest Region Board and Operation Breakthrough Advisory Board of Kansas City, MO. She is a recipient of the Hillrom Driver Goal, Compliance Champion, and Diversity Inclusion & Belonging Awards. In 2019, Ms. Rogers was recognized by Savoy Magazine as one of the Most Influential Women in Corporate America. She holds a master’s degree in manufacturing management from Kettering University and bachelor’s degree in industrial engineering from Purdue University.

Relevant Skills and Expertise:
Ms. Rogers's brings valuable operations and supply chain experience in addition to a diverse perspective, which strengthens the Board’s collective qualifications, skills and experience.

8 |   2024 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Charles W. Shaver
Age: 65 Director Since: 2011 U.S. Silica Committees: Chair of Executive Compensation Nominating & Governance
Mr. Shaver is currently Chairman and CEO of Nouryon, a global specialty chemicals company located in Amsterdam. Mr. Shaver previously served as Chief Executive Officer of Axalta Coating Systems Ltd. (NYSE: AXTA), a global coatings company, from February 2013 until September 2018, and as Chairman from February 2013 until June 2019. Mr. Shaver previously served as a member of the board of directors for Atotech, Inc. (NYSE: ATC), a public specialty chemicals company, from 2018 until 2022 and as a member of the board of directors of Taminco Inc., a specialty chemicals company, until it was acquired and ceased to be a publicly-traded company in 2014. Mr. Shaver currently serves as Chairman of the Board of Nobian, a privately-held commodity chemicals company located in the Netherlands. Prior to joining Axalta Coating Systems, Mr. Shaver was an Operating Partner of Golden Gate Capital from 2011 until 2012. Prior to joining Golden Gate Capital, Mr. Shaver served as the Chief Executive Officer and President of the TPC Group Inc. from 2004 to 2011, as a Vice President and General Manager for Gentek, Inc. from 2001 to 2004 and as a Vice President and General Manager for Arch Chemicals, Inc. from 2001 to 2004. Mr. Shaver began his career with The Dow Chemical Company, where he held a series of operational and business positions from 1980 to 1996. Mr. Shaver earned a B.S. in chemical engineering from Texas A&M University.

Former Public Directorships held during the past 5 years:
 ■ Axalta Coating Systems Ltd. (2013 to 2019)
 ■ Atotech, Inc. (2018 to 2022)

Relevant Skills and Expertise:
Mr. Shaver possesses particular knowledge and experience in the chemical and coatings industry, including market knowledge and experience in all aspects of corporate functions and company operations that strengthen the Board’s collective qualifications, skills and experience.

Bryan A. Shinn
Age: 62 Director Since: 2012 U.S. Silica Committees: Executive
Mr. Shinn has served as our Chief Executive Officer since January 2012. He also served as our President from 2011 to January 2020. Prior to assuming this position, Mr. Shinn was our Senior Vice President of Sales and Marketing from 2009 to 2011. Before joining us, Mr. Shinn was employed by the E. I. du Pont de Nemours and Company from 1983 to 2009, where he held a variety of key leadership roles in operations, sales, marketing and business management, including Global Business Director and Global Sales Director. Mr. Shinn earned a B.S. in Mechanical Engineering from the University of Delaware.

Relevant Skills and Expertise:
Mr. Shinn possesses particular knowledge and experience in operations, sales, marketing, management and corporate strategy that strengthen the Board’s collective qualifications, skills and experience.

  2024 Proxy Statement | 9

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Jimmi Sue Smith
Age: 51 Director Since: 2023 U.S. Silica Committees: Audit
Ms. Smith has served as Chief Financial Officer of Koppers Holdings Inc. (NYSE: KOP), a leading integrated global provider of treated wood products, wood preservation chemicals and carbon compounds since January 2022. Ms. Smith joined Koppers in 2020, serving as Vice President of Finance and Treasurer until her promotion to Chief Financial Officer. Prior to her role at Koppers, Ms. Smith served as Senior Vice President and Chief Financial Officer of EQT Corporation (NYSE: EQT), a natural gas producer, from 2018 to August 2019, and at various other roles of increasing responsibility at EQT from 2007 to 2018. Ms. Smith is a Trustee of the Pittsburgh Cultural Trust where she serves on the Audit Committee and co-chairs the Circles Board. She also serves on the board of the Children's Museum of Pittsburgh and is a member of the Justice, Equity, Diversity and Inclusion (JEDI) Committee. She is a former co-chair of the Pittsburgh Parks Conservancy's Hat Luncheon.

Ms. Smith received a B.S.B.A. from West Virginia University and a juris doctorate from Duquesne University School of Law.

Relevant Skills and Expertise:
Ms. Smith brings a wealth of public company financial and operating expertise to U.S. Silica’s Board that strengthen the Board’s collective qualifications, skills and experience.

10 |   2024 Proxy Statement

CORPORATE GOVERNANCE
Our Board of Directors and management believe that a strong corporate governance program is essential to the long-term success of the Company. The Nominating & Governance Committee and our Board regularly review our corporate governance structure in light of changes in Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules, as well as current best practices.
The Guidelines, along with other governance documents including the Code of Business Conduct and Ethics for Employees, the Code of Conduct for the Board of Directors, each of the Audit, Compensation, Nominating & Governance, and Executive Committee charters, and other governance policies are available on our website at www.ussilica.com (see, Investors - Governance) or visit https://ussilica.gcs-web.com/corporate-governance/highlights and are available in print to any stockholder upon request by contacting our Investor Relations team via email at ir@ussilica.com; via post at: U.S. Silica Holdings, Inc., Attn.: Investor Relations, 24275 Katy Freeway, Suite 600, Katy, Texas 77494; or by calling 281-505-6011.
Codes of Conduct
U.S. Silica has adopted a worldwide Code of Business Conduct and Ethics for Employees (the “Code”), which applies to all officers and other employees of the Company. The Code provides a broad set of legal and ethical principles intended to guide all of our employees in the performance of their duties, and covers topics such as conflicts of interest, gifts and gratuities, insider trading, antitrust and fair competition, discrimination and harassment, confidentiality, anti-boycott laws, political activity, and government investigations. We periodically review and, as necessary, revise the Code in accordance with good corporate governance practices. Additionally, the Board has adopted a Code of Conduct for the Board of Directors, which applies to all directors and establishes specific standards they are expected to follow in carrying out their duties as directors. All directors, officers and employees are expected to always act ethically and in compliance with Company policies and applicable code of conduct.
Policy Against Lobbying
U.S. Silica believes it is in our interest to remain politically neutral and we have ingrained this culture in our Code. The Code prohibits Company contributions to any political party or candidate, or for any referendum or initiative. The Company may engage in dialogue with public policy decision makers, but we do not use lobbyists or seek to bring about particular outcomes or decisions. U.S. Silica also has not contributed and does not contribute corporate funds to Super PACs or for electioneering communications.
U.S. Silica does pay regular dues to mining or other trade associations which may have lobbying activities, but the Code prohibits payments to trade associations over which the Company officers have control or influence. U.S. Silica will request trade associations that received payments from the Company that total $20,000 or more in a given year to report the portion of dues used for expenditures or contributions that if made directly by the Company would not be deductible under Section 162(e)(1)(B) of the Internal Revenue Code. All dues paid to such trade associations are reviewed annually by the Nominating & Governance Committee of the Board.
In 2023, U.S. Silica paid member dues of over $5,000 to the following trade associations:
■	Association of Independent Oil Distributors
■	International Diatomite Producers Association
■	National Stone, Sand & Gravel Association
■	Nevada Mining Association
■	Oklahoma Aggregates Association
  2024 Proxy Statement | 11

CORPORATE GOVERNANCE
Policy Against Hedging or Pledging
Our Insider Trading Policy prohibits all employees, including the executive officers, and the members of the Board of Directors from short selling Company securities as well as transacting in publicly-traded Company options, warrants, puts, calls or similar instruments. Additionally, all employees, including the executive officers, and the members of the Board of Directors are prohibited from engaging in hedging or other monetization transactions related to our securities. This policy helps ensure that our executives and our directors remain subject to the risks, as well as the rewards, of stock ownership.
The Insider Trading Policy also prohibits all employees, including our executive officers, and the members of our Board of Directors from pledging our securities as collateral without seeking pre-clearance from the General Counsel.
Transactions with Related Persons
The Board has adopted a Related Party Transactions policy, which provides for the review of all known transactions, arrangements, and relationships (or series of similar or related transactions) involving U.S. Silica (or a subsidiary) and any (1) person who is a director or executive officer of, or a nominee to become a director of, U.S. Silica; (2) person who is known to be the beneficial owner of more than 5% of any class of our stock; or (3) immediate family member of any of the foregoing persons, in each case where the aggregate amount involved exceeds $120,000. We refer to such persons as “related persons” and such transactions as “Related Person Transactions.” The purpose of this review is to determine whether such related persons have a direct or indirect material interest in the applicable Related Person Transaction.
Under the policy, any Related Person Transaction must be approved or ratified by the Audit Committee. Approval will be granted only if the Audit Committee determines that the transaction is on terms no less favorable to U.S. Silica in the aggregate than those generally available to an unaffiliated third party under similar circumstances. Other than compensation agreements and other arrangements that are described elsewhere in this Proxy Statement, since January 1, 2023, there have been no Related Person Transactions and none are currently proposed.
Determination of Independence
Our Guidelines require a majority of our directors to qualify as “independent directors” according to NYSE listing standards. The Board determined that each of Mr. Bates, Mr. Bernard, Ms. Duren, Mr. Kacal, Ms. Rogers, Mr. Shaver and Ms. Smith (collectively the “Outside Directors”), meets the NYSE’s definition of an independent director, representing a majority of current Board members. The Board’s independence determinations included a review of transactions that occurred since the beginning of 2023 with entities associated with our directors or members of their immediate family. Mr. Shinn, who is our Chief Executive Officer (“CEO”), is not independent.
Board Leadership Structure
U.S. Silica believes that independent board oversight is an essential component of strong corporate performance and enhances stockholder value. Our Guidelines provide that the roles of Chairman of the Board and CEO may be separate or combined at the Board’s discretion and is an element to regularly be considered as part of the succession planning process. The Board believes there is no single organizational model that is the best and most effective in all circumstances.
Consequently, the Board periodically considers whether the offices of Chairman and CEO should be combined and who should serve in such capacities. While the Board retains the authority to combine the positions of Chairman and CEO if it deems appropriate in the future, the roles of Chairman and CEO are presently separated, with Mr. Shaver serving as the independent Chairman and
Mr. Shinn serving as our CEO. The Board believes that this structure currently best serves the interests of stockholders because it allows Mr. Shinn to focus primarily on our business strategy and operations and most effectively leverages the experience of Mr. Shaver serving as Chairman. It also enhances the Board’s independent oversight, including risk oversight, of our senior management team and enables better communications and relations between the Board, the CEO and other senior management. In that regard, our independent Chairman presides over the executive sessions of the non-management and independent directors on the Board. The Board will continue to reexamine its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.
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Board’s Role in Risk Oversight
While our management team is responsible for the day-to-day management of risk, the Board, led by the Audit Committee, has broad oversight responsibility for our risk-management programs. In this role, the Board is responsible for satisfying itself that the risk-management processes designed and implemented by management are functioning as intended, and that necessary steps are taken to foster a culture of prudent decision-making throughout the organization.
The Board performs its risk oversight function in part through its Committees, which, except for the Executive Committee, are comprised solely of independent directors. Each such Board Committee’s risk oversight role is as follows:
■
Audit Committee. The Audit Committee oversees management of risks related to our financial reporting and disclosure processes, any related party or conflict-of-interest transactions, and cybersecurity matters.

■
Financial Risks. The Audit Committee regularly discusses with management our policies governing our risk assessment and risk-management programs, including major financial and regulatory exposures and management’s efforts to monitor and control these exposures.

■
Related Party Transactions Risks. The Audit Committee is also responsible for reviewing with management and our independent auditors all related party transactions or dealings between parties related to the Company. The Board has also adopted a Related Party Transactions policy to assist in the management of these risks, as described under “Transactions with Related Persons” above.

■
Cybersecurity Risks. Cybersecurity risk has been identified as a key consideration related to our operational risk management efforts. Accordingly, the Audit Committee regularly reviews risk assessments from management with respect to cybersecurity, including the adequacy and effectiveness of the Company’s internal controls regarding cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks. Given the nature of our operations and business, including our reliance on relationships with various third-party providers, cybersecurity risk may manifest itself through various business activities and channels, and thus is considered an enterprise-wide risk that is subject to control and monitoring at various levels of management throughout the Company. As a result, we have implemented an information security management program, which is subject to oversight by and reporting to the Audit Committee. In addition, the Company periodically engages outside cybersecurity experts to assess our cybersecurity exposures and enhance our controls, monitoring and mitigation activities related to these risks.
■
Compensation Committee. The Compensation Committee oversees management of risks related to our compensation policies and practices and determines whether those risks are reasonably likely to have a material adverse effect on us.

■
Nominating & Governance Committee. The Nominating & Governance Committee oversees management of risks related to Board processes and composition, including director independence, as well as corporate governance matters.

The Board believes that our current Board leadership structure appropriately considers the Board’s role in risk management oversight, including the appropriate delegation of risk management oversight responsibilities to the various Board Committees as described above. In addition to the specific risk oversight areas overseen by these Board Committees, the Board as a whole exercises its oversight function with respect to all other material risks to U.S. Silica, which are identified and discussed in our periodic reports and other public filings with the SEC.
Succession Planning & Leadership Development
Succession planning and leadership development are top priorities for the Board and management. On an ongoing basis, the Board plans for succession for the CEO and other senior management positions — a process overseen by the Nominating & Governance Committee and the Compensation Committee, which review and make recommendations to the Board regarding succession strategies and leadership development initiatives. The
Nominating & Governance Committee reviews succession planning with the CEO for the CEO and the CEO’s direct reports and reports on same to the Board. In this review, the CEO reports on individual senior executives and their potential to succeed to the position of CEO and provides an assessment of potential successors to other key positions. The Compensation Committee oversees the performance evaluation and compensation matters in connection with
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CORPORATE GOVERNANCE
the succession planning performed by the Nominating & Governance Committee. Our Human Resources team also assists in succession planning and development for senior leadership positions and throughout the organization.
Board & Director Evaluation Process
Our Board believes that a comprehensive evaluation process enhances the effectiveness of our Board and its Committees. Each year, the Board performs a rigorous full Board evaluation and each director performs a self-evaluation. The evaluation process, managed by the
Corporate Secretary’s office with oversight by the Nominating & Governance Committee, assesses the Board and each Committee’s performance against the responsibilities listed in the Guidelines and the respective Committee charters.
Director Education
We encourage new directors to participate in an orientation program that includes, among other things, discussions with senior management, site visits, and policy review. The Board expects the Company to provide at least one continuing education program each year and encourages directors to attend other continuing education programs, which typically focus on issues and current trends affecting directors of publicly-held companies. We reimburse our directors for tuition and expenses associated with attending these programs. In addition, our legal team provides training programs related to corporate governance and the duties of directors at public companies to keep directors abreast of evolving issues, events and best practices. In 2023, the Company provided for each of our directors to be members of the National Association of Corporate Directors (“NACD”) in order for our directors to have access to training materials, online courses, and certification processes that NACD provides.
Board Qualifications, Recruitment & Nominations
We believe our stockholders are best served by collaboration among different perspectives and consequently, the Board seeks nominees with a broad diversity of experiences, professions, viewpoints, skills, and backgrounds that will enable them to make a significant contribution to the Board, the Company and our stockholders. The Board believes that the backgrounds and qualifications of all of the current director nominees, considered as a group, provide a broad diversity of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We discuss each nominee’s specific experience, qualifications, attributes and skills above under “Director Nominees.”
The Nominating & Governance Committee annually reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommends to the full Board the slate of director candidates to be nominated for election at the next Annual Meeting of Stockholders. From time to time, the Nominating & Governance Committee may retain third-party search firms to assist the Board in identifying and evaluating potential candidates to serve on the Board. The Committee’s review of existing directors and any new potential candidate is guided by the director qualifications listed in our Guidelines, including: the nominee’s contribution to diversity of gender, race, ethnicity, age, education, and cultural background, professional experiences, skills and expertise in the context of the needs of the Board; the nominee’s ability to represent all stockholders without a conflict of interest; the nominee’s ability to work in and promote a productive environment; whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director; whether the nominee has demonstrated the high level of character and integrity expected by the Company; whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company; and the nominee’s ability to apply sound and independent business judgment.
Additionally, the Guidelines provide that no director should serve on more than three public company boards (including the Board); no director shall serve as Chair of more than two public company boards (including the Board); no director should serve on more than two audit committees of public company boards (including the Audit Committee of the Board); no director who is the chief executive officer of a public company should sit on more than two public company boards (including the Board); and no director may serve as a director, officer or employee of a competitor of the Company.
The Guidelines, which may be waived by the Board, also provide that no director may be nominated to a new term if he or she would be age 75 or older at the time of election, unless he or she is also the CEO. Mr. Kacal, an incumbent director, director nominee and Chair of the Audit Committee, has attained age 75. The Board has waived the aforementioned age restriction with respect to Mr. Kacal’s
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CORPORATE GOVERNANCE
nomination for election at the 2024 Annual Meeting of Stockholders in order to allow for an orderly transition of Mr. Kacal’s responsibility as Audit Committee Chair in the coming year.
A stockholder wishing to recommend a director candidate should send the recommendation to our Corporate Secretary at: 24275 Katy Freeway, Suite 600, Katy, Texas 77494. If a stockholder would like to nominate a director candidate to be considered for election at an upcoming Annual Meeting of Stockholders, the stockholder should follow the timing and other requirements set forth in our bylaws for submitting director nominations, including submission of the recommendation in writing between
90 and 120 days before the first anniversary of the preceding year’s Annual Meeting of Stockholders (in most circumstances, although different timing requirements would apply if the meeting is advanced or delayed by 30 days or more relative to the preceding year’s meeting or if no meeting was held in the preceding year) and delivery of certain specified information about the stockholder and the recommended director candidate. The Nominating & Governance Committee will consider such candidates using the same process and criteria used for candidates recommended by management, the Board or any other source.
Board Composition & Meetings
Currently, our Board consists of eight members. The affirmative vote of a majority of the number of authorized directors is required to change the size of our Board. The term of office for each director is until his or her successor is elected at our next Annual Meeting of Stockholders or his or her death, resignation or removal, whichever is earliest to occur. Stockholders elect directors each year at our Annual Meeting of Stockholders.
The Board met four times in 2023. Directors are expected to attend all or substantially all Board meetings and the meetings for those Committees on which they serve. In 2023, each of the directors nominated for re-election attended over 85% of the meetings of the Board and of each Committee during the period for which he or she served. The Board encourages each director to attend each Annual Meeting of Stockholders. All of our Board members in office at the time attended our 2023 Annual Meeting of Stockholders in person.
Members of the Committees of the Board of Directors as of March 1, 2024
	Audit Committee	Compensation Committee	Nominating & Governance Committee	Executive Committee
Charles Shaver				CHAIR
Simon Bates
Peter Bernard			CHAIR
Diane K. Duren		CHAIR
William J. Kacal	CHAIR
Sandra Rogers
Bryan Shinn
Jimmi Sue Smith
Board Committees
The Board has established the Committees set forth below. The charter for each committee is available on our website at www.ussilica.com (see, Investors - Governance).
Executive Committee: The duties of the Executive Committee are set forth in its charter. This Committee may exercise all of the powers of the Board to act upon matters which, in the opinion of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the Board, except that it may not amend the bylaws or approve or adopt, or recommend to stockholders, any action expressly required by the
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CORPORATE GOVERNANCE
Delaware General Corporation Law to be submitted to stockholders for approval. The Committee met five times in 2023. Mr. Shaver is the Chairman, and Mr. Shinn and Mr. Bernard are members.
Audit Committee: The duties of the Audit Committee are set forth in its charter. This Committee is responsible for, among other things: assisting the Board with overseeing our financial reporting, accounting, and internal control policies and procedures; qualifying and appointing our independent registered public accounting firm; overseeing our internal audit function; and overseeing our financial reporting, related party transaction, and cybersecurity risk assessments.
The Audit Committee met eight times in 2023. Ms. Kacal is the Chair, and Mr. Bernard, Ms. Duren, Ms. Rogers and Ms. Smith are members. Each of the Audit Committee members is independent as prescribed by NYSE listing standards, SEC requirements and other applicable laws, rules and regulations. Mr. Bernard, Ms. Duren, Mr. Kacal and Ms. Smith is each an “audit committee financial expert” as that term is defined in the applicable rules of the SEC and each member of the Audit Committee possesses the financial acumen required by NYSE listing standards.
Compensation Committee: The duties of the Compensation Committee are set forth in its charter. This Committee is responsible for, among other things: reviewing executive officer compensation goals, policies, plans and programs; reviewing and providing recommendations to the Board regarding the compensation of our directors, CEO and other executive officers; overseeing incentive compensation plans and executive officer benefit programs and policies; and overseeing the performance evaluation and compensation matters in connection with the succession planning performed by the Nominating & Governance Committee for the CEO and the CEO’s direct reports. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to one or more subcommittees or individuals as it may deem appropriate to the extent allowed by applicable law and the rules of the NYSE. For 2023, the Committee delegated to Mr. Shinn the authority to award up to $2 million in stock awards annually for employees other than executive officers and business unit presidents.
The Compensation Committee met six times in 2023. Ms. Duren is the Chairperson, and Mr. Bates, Mr. Kacal and Mr. Shaver are members. Each of the Compensation Committee members is independent as prescribed by NYSE listing standards, SEC requirements and other applicable laws, rules and regulations. Information on the roles of executive officers and compensation consultants in determining or recommending the amount or form of executive and Director compensation is provided under “Compensation Discussion and Analysis” and “Director Compensation” below.
Nominating & Governance Committee: The duties of the Nominating & Governance Committee are set forth in its charter. This Committee is responsible for, among other things: identifying individuals qualified to become members of the Board, consistent with criteria developed and recommended by the Committee and approved by the Board; overseeing the organization of the Board and its Committees to discharge the Board’s duties and responsibilities properly and efficiently; identifying corporate governance best practices and recommending these or other corporate governance principles; reviewing succession planning with the CEO for the CEO and the CEO’s direct reports and reporting on same to the Board; and overseeing ESG matters.
The Nominating & Governance Committee met four times in 2023. Mr. Bernard is the Chairman, and Mr. Bates, Mr. Kacal, Mr. Shaver and Ms. Rogers are members. Each of the Nominating & Governance Committee members is independent as prescribed by NYSE listing standards, SEC requirements and other applicable laws, rules and regulations.
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CORPORATE GOVERNANCE
Communications with the Board
Stockholders and interested parties may write, call or email our Board of Directors by contacting our Corporate Secretary as follows:

The Corporate Secretary reviews all mail directed to the Board and distributes all relevant communications to Mr. Shaver, the Board’s designated communications
Director, who in turn, will distribute them to the full Board or to individual directors, as appropriate. Any communication that is filtered out is available to any Director upon request.
  2024 Proxy Statement | 17

PROPOSAL NO. 2:
ADVISORY VOTE ON EXECUTIVE
COMPENSATION
We are asking our stockholders to approve the compensation of our NEOs as disclosed in this Proxy Statement. At our 2023 Annual Meeting of Stockholders, over 96% of the votes cast on our say-on-pay proposal covering our 2022 executive compensation program were in favor of the proposal. We believe this represents a strong indication of our stockholders’ support for our compensation program as a whole.
As in 2022, the Compensation Committee designed our 2023 executive compensation program to directly link compensation to performance, in order to align the interests of the Company’s executive officers with those of its stockholders. A significant portion of the 2023 compensation of our CEO and other NEOs has been allocated among cash and equity incentive compensation contingent upon the achievement of financial performance or other specific goals.
We believe that the 2023 compensation of our NEOs was appropriate and aligned with our 2023 strategic objectives and performance. We encourage you to read the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 19, which describes in more detail our compensation principles and the policies and procedures that have been designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, beginning on page 39 of this Proxy Statement, which provide detailed information on the compensation of our NEOs.
In accordance with Section 14A of the Securities and Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are requesting stockholders to approve the following non-binding, advisory resolution in support of our 2023 executive compensation program at the Annual Meeting:
RESOLVED, that the stockholders of U.S. Silica provide their advisory approval of the compensation of U.S. Silica’s NEOs as disclosed in the Compensation Discussion and Analysis, the compensation tables and related notes and narrative contained in the Proxy Statement for U.S. Silica’s 2024 Annual Meeting of Stockholders.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as described in this Proxy Statement. We currently provide our stockholders the opportunity to vote on a say-on-pay proposal every year, and as a result, we expect the next such vote will occur at our 2025 Annual Meeting of Stockholders. This vote is advisory and therefore not binding on us or our Board. The Board, however, will review the outcome of this vote and will take it into account in making determinations concerning the compensation of our executive officers in the future.
Required Stockholder Vote
The proposal will be approved if it receives the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter. Broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions have the practical effect of a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROPERLY SIGNED AND SUBMITTED PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL. IF YOU FAIL TO PROPERLY SUBMIT YOUR PROXY CARD, YOUR SHARES WILL NOT BE VOTED ON THIS PROPOSAL.

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COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis describes the foundation of U.S. Silica’s executive compensation philosophy, the principles and governance structure underlying our executive compensation program, the elements comprising total NEO compensation, and the Compensation Committee’s application of those elements for our NEOs’ 2023 compensation. Our philosophy focuses on aligning executive pay with company performance – which means our NEOs’ compensation should be consistent with achieving financial and operational performance goals and diligently pursuing strategic initiatives. In order to maintain that strong link between pay and performance, a significant portion of our NEO compensation is “at-risk” pay.

Below is an overview of our performance, a summary of our executive compensation principles and governance, an explanation of benchmarking against our peers and the elements and application of our executive compensation program, including the material compensation decisions made for 2023 and reflected in the executive compensation tables provided elsewhere in this Proxy Statement.
Our NEOs for 2023 are as follows:
2023 Named Executive Officers
Name
Bryan Shinn	Chief Executive Officer
Kevin Hough(1)	Interim Executive Vice President and Chief Financial Officer
Stacy Russell(2)	Executive Vice President, General Counsel and Corporate Secretary
Derek Ussery	Executive Vice President and President, Oil & Gas
Zach Carusona	Executive Vice President and President, Industrial & Specialty Products
Donald Merril(3)	Former Executive Vice President and Chief Financial Officer
(1)	Effective October 20, 2023, Mr. Hough was appointed to serve as Interim Executive Vice President and Chief Financial Officer, succeeding Mr. Merril.
(2)	Ms. Russell was promoted to Executive Vice President from Senior Vice President effective March 1, 2023.
(3)	Mr. Merril was terminated by the Company without cause effective October 20, 2023.
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COMPENSATION DISCUSSION AND ANALYSIS
Our 2023 Say-on-Pay Vote; Stockholder Outreach; Enhancements and Changes
At our 2023 Annual Meeting of Stockholders, we received significant support from our stockholders for our 2022 executive compensation program, with over 96% of the votes cast in favor of an advisory vote to approve our executive compensation, which we refer to as a “say-on-pay” proposal. This is consistent with the results at our 2022 Annual Meeting of Stockholders, at which our “say-on-pay” proposal received over 95% support. We believe these vote results represent a strong indication of our stockholders’ support for our compensation program as a whole. In light of this support, our 2023 executive compensation program is largely unchanged.
At two prior Annual Meetings of Stockholders – in 2020 and 2021 – we had received lower than desired support for our say-on-pay proposal, which was a departure from our historically high levels of stockholder support. We engaged in significant stockholder outreach throughout 2020 and 2021 to better understand our stockholders’ concerns. The feedback from the stockholders that we spoke to was positive, with most saying they approved the structure of our compensation program and asking us not to make major changes to the structure.
Based on our stockholders’ feedback, we made modest changes to our executive compensation program which were fully implemented in 2021 and have been unchanged since. These changes and additional proxy disclosures that we make are summarized below. We have continued our stockholder outreach in 2022 and 2023 and plan to continue our yearly outreach program going forward to maintain a strong connection to our stockholders and to understand their perspectives.
Recent Compensation Program Changes and Additional Disclosures
WHAT WE DO

Sustainable Increase to Rigor of TSR PSUs. Historically, our performance stock units (“PSUs”) that used relative total stockholder return (“TSR,” and such awards the “TSR PSUs”) vested at target if our annual TSR was equal to the 50th percentile of the peer group for those awards over a three-year performance period. In order to create a systemic, rather than one-year, increase to the rigor of a target compensation measure, TSR PSUs granted in 2021 and beyond require the Company to be in the 55th percentile of the peer group over the performance period in order for the TSR PSUs to pay out at target.

Cap on TSR PSU payout if Company TSR is negative. For TSR PSUs granted in 2021 and beyond, we have implemented a cap on achievement at 150% of target, rather than the maximum payout opportunity of 200% of target, if our absolute TSR is negative for the performance period, regardless of the extent to which we outperform our peers.

A Broader Lens for Determining our Benchmarking Peer Group. We reference additional peer groups as part of a broader view when we benchmark our pay in setting compensation for 2021 and beyond. The Compensation Committee reviews its traditional peer groups based on oil and gas and industrial companies with specific market capitalization and revenues, and also reviews additional reference peers to provide broader context for the Compensation Committee’s executive pay-related decisions. These peers include companies in the Institutional Shareholder Services report, as well as a supplemental comparator group of over 200 companies across multiple industries with revenues of a reasonable range around U.S. Silica’s. We have provided disclosure regarding these additional groups and considerations in this Proxy Statement.

Better Disclosure of Peer Group Formulation. We have enhanced our disclosure in the CD&A of our peer group selection process, including disclosure regarding additional peer groups the Compensation Committee reviewed in determining 2023 compensation opportunities. Please see page 24.

Disclosure of Adjusted EBITDA Targets. In the portion of the CD&A that describes the ABIP, we have provided enhanced disclosure of not only the exact threshold, target, and maximum values set for the current year, but also the considerations of the Compensation Committee when selecting such targets. Please see pages 27-28.

Adjustments to EBITDA. We have included the rationale for the adjustments we make to EBITDA as part of the ABIP calculations in the Proxy Statement, in addition to the previously disclosed location in our 2023 Annual Report on Form 10-K. Please see pages 29-30.

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COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Decisions for 2023
In 2023, we delivered another year of strong financial results that allowed for further balance sheet improvement and advancement of our growth strategy. These results were driven by healthy customer demand, disciplined pricing in our Oil and Gas (“O&G”) segment, increased pricing and improved product mix in our Industrial and Specialty Products (“ISP”) segment, all of which were supported by our optimized and lean cost structure. Total revenue for 2023 in our O&G segment increased 3% year over year. Average selling price per ton increased 6% in this segment while tons sold decreased 2%. The increase in sales is due to improvements in overall well completion intensity for the year in addition to increased SandBox loads. In our ISP segment sales decreased 1% year over year. In this segment, average selling price per ton increased 8% due to a favorable product mix, while tons sold decreased 8% due primarily to decreased demand in certain markets such as aggregates and glass.
In 2023, the Compensation Committee continued to focus on strengthening the link between pay and performance; retaining and motivating our top executives; and increasing long-term stockholder value. In this context, and as more fully discussed elsewhere in this CD&A, the Compensation Committee approved the following actions in 2023:
■
We held base salaries flat for all NEOs as their compensation was substantially in line with medians for comparable officers at companies in the 2023 proxy peer group, except that we provided an increase for each of Mr. Hough and Ms. Russell in connection with their promotions, all as described below under “Base Salary”.

■
We held the 2023 Performance-Based Annual Cash Incentives (“ABIP”) opportunities flat for each of the NEOs except for Mr. Hough and Ms. Russell, who each received an increase in connection with their promotions, as described below under “Performance-Based Annual Cash Incentives (ABIP)”.

■
In 2023, we increased long-term equity award values to the NEOs to continue to promote alignment with sustained operating performance and stockholder value creation outcomes as described below under “Equity Based Incentives”.

Our Performance
The management team at U.S. Silica successfully navigated healthy demand markets for both business segments in 2023. Our improved annual results were driven by a combination of strong customer demand and disciplined pricing in O&G, and increased pricing and improved product mix in ISP, all supported by our optimized and lean cost structure.
During the year, we were able to accomplish the following:
■
We achieved another strong safety year with a Total Recordable Incident Rate (TRIR) of 0.52, the lowest in Company history and a 15% improvement year-over-year, a Lost Time Incident Rate (LTIR) of 0.09 and no work-related fatalities.

■	We executed our strategic priorities in 2023: 1) prioritizing free cash flow, 2) strengthening the balance sheet, and 3) growing the ISP segment.
■
We introduced new products and gained greater customer adoption in our ISP segment that we expect to provide sustainable, long-term growth by servicing critical industries such as food and beverage production, housing, automotive, glass manufacturing, biopharma, and renewable energy.

■
We maintained our technology advantage by filing five new patents with the U.S. Patent and Trade office and seven foreign patents in 2023. Thirteen U.S. patents and 23 foreign patents filed in earlier years were granted in 2023. The Company has a pipeline of innovative new products to serve high-growth, sustainable end uses including solar energy, wind power, green diesel, food safety and energy efficient buildings.

■
We continued to manage cash prudently during the year and used our strong cash flow generation to repurchase and extinguish a total of $184 million of debt. We ended 2023 with $245.7 million in cash and cash equivalents and $134.7 million available under our revolving credit facility.

  2024 Proxy Statement | 21

COMPENSATION DISCUSSION AND ANALYSIS
Our Executive Compensation Principles & Governance
The Board of Directors believes that the Company’s long-term success depends on the talents of our employees, and the Company’s executive compensation program plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Compensation Committee has designed our compensation program to directly link executive compensation to performance, in order to align the interests of the Company’s executive officers with those of its stockholders.
In light of last year’s support and the prior positive feedback from our stockholders regarding the structure of our program, our 2023 executive compensation program is largely unchanged from 2022.
As reflected below, a significant portion of the 2023 compensation of our CEO and other NEOs has been allocated among cash and equity incentive compensation contingent upon the achievement of financial performance or other specific goals. The “Other Comp” category below for All Other Named Executive Officers was significantly impacted in 2023 due to in inclusion in that category of severance amounts paid to Mr. Merril. See further discussion below in footnote (3) to the Summary Compensation Table.

Compensation consists of base salary paid in 2023 (as reported in the Salary column of the Summary Compensation Table), 2023 ABIP annual incentive awards (as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table), long-term incentive awards granted in 2023 (as reported in the Stock Awards column of the Summary Compensation Table) and other compensation (as reported in the All Other Compensation column of the Summary Compensation Table).
In short, our compensation program for all executive officers is based on the following core principles:
Pay Competitively - We are committed to providing a total compensation package designed to retain our high-caliber performers and attract superior industry leaders to our Company. To achieve this goal, we compare our pay practices and overall pay levels with energy, industrial minerals and logistics industries and also reference pay practices for similarly-sized companies across a broader array of industries as discussed below in Benchmarking Against Our Peers.
Pay Equitably - We believe that it is important to apply generally consistent guidelines for all executive officer compensation. In order to deliver equitable pay levels, the Compensation Committee considers depth and scope of accountability, complexity of responsibility, qualifications and executive performance, both individually and collectively as a team. The previous charts demonstrate that we look at compensation for our NEOs consistently.
Pay for Performance - Individuals in leadership roles are compensated based on a combination of total company, segment or business unit and individual performance factors. The objectives and results for 2023 for our NEOs are discussed in more detail below in The Elements and Application of Our Executive Compensation Program.
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COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee believes it is important to complement these core compensation principles with good governance and executive compensation best practices to ensure our stockholder interests and business strategy are aligned and balanced and risks related to compensation levels and incentives are mitigated. The following is a summary of some of our executive compensation best practices and policies.
WHAT WE DO		WHAT WE DON’T DO
✔
Clawback Policy. We amended our clawback policy to comply with recently-released NYSE listing standards. The policy provides for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers. See further discussion on page 37.
		✘	NO Excessive Perquisites. Perquisites for executives are limited and reviewed annually by the Compensation Committee.
✔
Stock Ownership Guidelines. Our CEO must own our stock valued at 5x his annual base salary; our COO and CFO must own at least 2x their annual base salary; and other executive officers must own at least 1.5x their annual base salary. This guideline was enhanced in 2020.
		✘	NO Guaranteed Bonuses. We do not provide guaranteed annual bonuses to any of our executive officers.
✔	Independent Compensation Consultant. The Compensation Committee retains its own independent compensation consultant.	✘	NO Pension Plan. We do not provide any qualified or non-qualified defined benefit pension plans or other post-employment defined benefit plans to our executive officers.
✔
Double-Trigger Change in Control. We include a “double-trigger” change in control provision in our Change in Control Severance Plan (“CIC Plan”), so that participants will receive severance benefits only if both a change in control and a qualifying termination occur.
		✘	NO Special Tax Gross-ups. We do not provide tax gross-ups on perquisites received by our executive officers, except for tax gross-ups on relocation benefits, which are provided to all employees.
✔
Compensation Risk Assessment. We annually conduct a comprehensive analysis of the risk profile of our employee and executive compensation policies and programs with assistance from our independent compensation consultant.
		✘	NO Option Repricing, Reloads or Buyouts. We do not allow the repricing or cash buyout of stock options or stock appreciation rights, or reload provisions in stock option grants.
✔	Minimum Award Vesting Period. All of our equity awards are required to have at least a one-year vesting period.	✘
NO Hedging or Pledging. All employees, including the NEOs, are prohibited from engaging in hedging or other monetization transactions related to our securities, and are generally prohibited from pledging our securities.

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COMPENSATION DISCUSSION AND ANALYSIS
Benchmarking Against Our Peers
We believe that total compensation opportunities for our executive officers (including the NEOs) should be competitive with opportunities for executive officers in similar positions, with similar experience and with similar responsibilities in our peer group. We generally seek to align pay for our executives within a reasonable range of median pay for similar executives at a peer group of companies, and calibrate variable, or “at-risk,” compensation to provide compensation above this benchmark when Company and individual performance are strong, while providing for consequences when performance targets are not met. The Compensation
Committee engages its independent compensation consultant on executive compensation matters, including compiling and presenting comparative data and recommending compensation structures and levels.
For that purpose, since 2013, the Compensation Committee has retained Exequity LLP (“Exequity”) as its executive compensation consultant. The Compensation Committee determined Exequity’s engagement did not create any conflicts of interest in 2023 when applying the independence factors enumerated in applicable SEC and NYSE rules. The Company paid Exequity fees totaling $268,268 for its services to the Company in 2023.
With the assistance of Exequity, the Compensation Committee established the following peer group for 2023 (the “2023 proxy peer group”) to benchmark the components of the total direct compensation of our NEOs. When the Compensation Committee established this peer group in July 2022, it sought to include companies it believed were competitors for talent, had a similar size, business mix and scope of operations as the Company.
2023 Proxy Peer Group
Compass Minerals International, Inc.	Core Laboratories N.V.	Eagle Materials, Inc.
Expro Group Holdings N.V.	Graco, Inc.	IDEX Corporation
Minerals Technologies Inc.	NexTier Oilfield Services, Inc.	Oil States International, Inc.
Patterson-UTI Energy, Inc.	ProPetro Holding Corp.	Select Energy Services, Inc.
Summit Materials, Inc.	TETRA Technologies, Inc.	Tronox Holdings plc
Changes to Peer Group
The Compensation Committee generally believes that it is in the best interests of the Company to make minimal changes to the peer group year-over-year in order to mitigate potential volatility in findings of executive pay studies. The Compensation Committee made three deletions and two additions to the 2023 proxy peer group as compared to the peer group for 2022 compensation decisions.
The Compensation Committee determined that SPX FLOW, Inc., U.S. Concrete, Inc. and Mammoth Energy Services, Inc. were either no longer publicly traded or were otherwise not sufficiently comparable to continue in the peer group and should be removed from the 2023 proxy peer group. As this reduced the number of companies in the peer group to only 13 companies, the Compensation Committee decided to augment the array of peer companies by adding to the 2023 proxy peer group two additional oil and gas services industry companies, namely Expro Group Holdings N.V. and TETRA Technologies, Inc., to maintain a relatively even balance between industrial companies and oil and gas industry companies.
During the evaluation of potential replacement peer companies, the Compensation Committee considered several factors, including: (1) balanced industry focus, consisting of both oil and gas service companies and industrial companies given the approximate 50/50 weighting (at the time) of revenues and contribution margin between the Company’s O&G segment and ISP segment; (2) the companies selected by Institutional Stockholder Services (“ISS”) as relevant peers of the Company in 2022 that are not already proxy peers; and (3) relative TSR peers used by the Company for performance benchmarking that are not already proxy peers.
At the time of their addition to the 2023 proxy peer group, Expro Group Holdings N.V. was within ISS scoping guidelines and TETRA Technologies was within ISS scoping guidelines for market capitalization and was also a TSR peer of the Company.
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COMPENSATION DISCUSSION AND ANALYSIS
In November 2022, Exequity presented its study of target total direct compensation levels for the 2023 proxy peer group to our Compensation Committee. As reported in that study, as of late October 2022, key peer group scoping statistics were as detailed in the table below:
	Trailing 4Q Revenues	Market Capitalization	Enterprise Value
2023 Proxy Peer Group Median	$1.9 billion	$1.9 billion	$2.6 billion
U.S. Silica	$1.2 billion	$1.0 billion	$2.0 billion
U.S. Silica Percentile Rank	44th	25th	38th
ISS peer group methodology typically looks to include companies that have revenues between 40% and 250% and market capitalization between 25% and 400% of those of the subject company. Applying those ranges to the Company, nine of the 15 proxy peer companies fell within both of those ranges, while two companies fell below the revenue range (with one above), no companies fell below the market capitalization range, and three companies fell above the market capitalization range. However, because the Compensation Committee also considers Enterprise Value as a key scoping factor in evaluating the appropriateness of potential peer companies, we also apply the market capitalization ranges to Enterprise Value, which indicates that 10 of the 15 proxy peer companies fell within both the revenue and Enterprise Value range, no companies fell below the Enterprise Value range, and just two companies fell above the Enterprise Value range.
To provide additional context for 2023 executive compensation-related discussions, and to assist in the review of the compensation of officers that are not NEOs, the Compensation Committee also reviewed a group of 31 companies in the energy, industrial materials, and logistics industries that participated in Equilar’s survey of compensation for key executive positions (“Equilar peers”), three of which are part of the 2023 proxy peer group.
In addition, in response to feedback received from our shareholders during our engagement efforts, the Compensation Committee also considered as additional and supplemental reference points, compensation data collected from the Company’s ISS peers in 2022, and as well an array of 236 companies from multiple industries that were similar in size to the Company. Exequity’s analysis of these various peer groups indicated that the aggregate target total direct compensation (“TDC”) for the Company’s executives in aggregate was within a reasonable range of the median TDCs for the 2023 proxy peer group companies, the Equilar peers and the supplemental peer group medians.
Analysis of Benchmark Data
Exequity provided market compensation data using the 2023 proxy peer group. At the end of 2022 and the beginning of 2023, the Compensation Committee reviewed the benchmark data for the CEO, and the Compensation Committee and the CEO reviewed the benchmark data from those peer groups for the other NEOs, at the 25th, 50th and 75th percentiles as a reference for determining the 2023 base salary, 2023 performance-based cash incentive (the “ABIP”) target awards and 2023 long-term incentive (the “LTI”) target awards for our NEOs.
The Compensation Committee intended to provide target total compensation opportunities for our executives that were generally within a reasonable range of median target total compensation opportunities among comparable executives in the 2023 proxy peer group and to calibrate variable compensation so that actual total compensation realized would be (i) higher than peer median pay opportunities in the event that performance was strong with respect to the Company or individual, and (ii) lower than peer median pay opportunities in the event that performance was weak with respect to the Company or individual.
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COMPENSATION DISCUSSION AND ANALYSIS
The Elements & Application of Our Executive Compensation Program
The Compensation Committee sets each of the elements of our executive compensation program and the total compensation targets for each of our NEOs in order to achieve an appropriate balance for the benefit of our pay philosophy, our stockholders and our retention objectives. As a result, the Compensation Committee generally reviews and evaluates each executive’s total compensation as a whole and may determine to increase or decrease the level of compensation provided by one component based on the level of compensation provided by another component. In establishing compensation levels and assessing each NEO’s performance, the Compensation Committee may take into account, in its discretion, the objectives identified by each NEO at the beginning of the year, the CEO’s assessment of each NEO (other than himself) against those objectives after the end of the year, and the CEO’s pay recommendations for each such NEO in light of such assessment. This measured approach is designed so that each NEO’s total compensation reflects prevailing market practices and Company and individual circumstances.

Most of the stockholders we spoke to over the past several years during our engagement efforts said that they approved of the structure of our compensation program and asked us not to make major changes to the structure of the program.

Base Salary
The base salaries for our NEOs are established in large part based on the salaries for persons holding similar positions within the 2023 proxy peer group and the Compensation Committee’s review of other factors, including: (i) each individual’s performance, results, qualifications and tenure; (ii) the job’s responsibilities, pay mix (incentives and other executive benefits); and (iii) our ability to replace the individual with another qualified candidate. Base salaries are reviewed and benchmarked annually against the proxy peer group and other relative comparator arrays as described above, as well as at the time of a promotion or other change in level of responsibilities, or when competitive circumstances or business needs may require. The Compensation Committee generally views the purpose of base salary as recognizing the experience, skills, knowledge and responsibilities of our NEOs and retaining our high-performing executives.
In 2023, we held base salaries flat for each of the NEOs except that: (i) Mr. Hough’s base salary was increased from $301,182 to $440,000, including an increase of 3.5% in March 2023 and an increase of 41.2% in connection with his promotion to interim Executive Vice President and Chief Financial Officer, and (ii) Ms. Russell’s base salary was increased by 7.3% in connection with her promotion to Executive Vice President and General Counsel effective March 1, 2023.
The following table details base salary decisions for 2023, as established by the Compensation Committee and the Board.
Base Salaries:
Officer	2022 Salary	2023 Salary	% Increase	Rationale
Bryan A. Shinn	$900,000	$900,000	0%
Kevin Hough	$301,182	$440,000	46.1%	3.5% increase in March 2023 and 41.2% increase in October 2023 in connection with his promotion
Stacy Russell	$410,000	$440,000	7.3%	Promotion
Derek Ussery	$440,000	$440,000	0%
Zach Carusona	$440,000	$440,000	0%
Donald Merril	$440,000	$440,000	0%
Performance-Based Annual Cash Incentives (ABIP)
Employees, including NEOs, are eligible for annual performance-based cash incentives under the ABIP to facilitate alignment of compensation with achievement of short-term performance goals. ABIP awards are based on achieving pre-established goals in each of the following performance components: (i) Company performance; (ii) relevant segment or business line performance (referred to as “business unit performance” for purposes of the ABIP); and (iii) personal performance. Each of the performance components is independent of the others and is eligible for payout even if other performance component goals are not achieved; however, in no event would any payout exceed 200% of an employee’s overall 2023 ABIP target. The Compensation Committee believes that having the “at-risk” element in the ABIP and as part of the NEOs’ equity-based incentives gives employees a financial stake in achieving our business objectives and motivates them to use their best efforts to realize our business goals.
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COMPENSATION DISCUSSION AND ANALYSIS
In 2023, the Compensation Committee held the 2023 ABIP opportunities flat for each of the NEOs except for Mr. Hough and Ms. Russell. Mr. Hough’s 2023 ABIP target opportunity was increased from $124,690 to $375,000, effective October 2023, in connection with his promotion from Vice President and Corporate Controller to Interim
Executive Vice President and Chief Financial Officer and the commensurate increase in his responsibilities, resulting in a pro-rated 2023 ABIP target opportunity of $174,752. Ms. Russell’s 2023 ABIP target opportunity was increased to $325,000 from $315,000 in connection with her promotion to Executive Vice President.
The following table details ABIP target opportunity decisions for 2023, as established by the Compensation Committee and the Board:
ABIP Target Opportunity:
Officer	2022 ABIP Target	2023 ABIP Target	% Increase	Rationale
Bryan A. Shinn	$1,060,000	$1,060,000	0%
Kevin Hough	$124,690	$174,752(1)	40.2%	Promotion
Stacy Russell	$315,000	$325,000	3.2%	Promotion
Derek Ussery	$335,000	$335,000	0%
Zach Carusona	$335,000	$335,000	0%
Donald Merril	$375,000	$375,000	0%
(1)	Mr. Hough’s 2023 ABIP target is pro-rated.
The following table shows each NEO’s performance-based cash incentive minimum, threshold, target and maximum payouts under the 2023 ABIP, which were established by the Compensation Committee:
Range of 2023 ABIP Payout Opportunity
Name	Minimum	Threshold	Target	Maximum
Bryan A. Shinn	$0	$530,000	$1,060,000	$2,120,000
Kevin Hough	$0	$87,376	$174,752	$349,504
Stacy Russell	$0	$162,500	$325,000	$650,000
Derek Ussery	$0	$167,500	$335,000	$670,000
Zach Carusona	$0	$167,500	$335,000	$670,000
Donald Merril	$0	$187,500	$375,000	$750,000
The following table shows, for each NEO, the weighted value of each of the three ABIP components:
% Weighting of 2023 ABIP Performance Components
	Company	Personal	ISP Segment	O & G Segment
Bryan A. Shinn	60%	20%	20%	—
Kevin Hough	60%	20%	20%	—
Stacy Russell	60%	20%	20%	—
Derek Ussery	20%	20%	—	60%
Zach Carusona	20%	20%	60%	—
Donald Merril	60%	20%	20%	—
ABIP Component Calculation – Company Performance
The Company Performance Component is based on Adjusted EBITDA for the year ended December 31, 2023. We define “Adjusted EBITDA” as our consolidated earnings before interest, taxes, depreciation, depletion and amortization, as audited, as adjusted by the Compensation Committee to take into consideration the following: (i) restructurings, discontinued operations, extraordinary items or events (including acquisitions and divestitures and related expenses), and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, (iii) losses incurred as a result of any goodwill impairment, (iv) a change in tax law or accounting standards required by GAAP, and (v) other adjustments permitted under our credit agreement. Our Compensation Committee selected Adjusted EBITDA because it is a key metric used by management, the Board and our investors to assess our operating performance, and because it is an objective metric that can be consistently measured and applied. Adjusted EBITDA is a non-GAAP measure. We
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COMPENSATION DISCUSSION AND ANALYSIS
provide a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure in How We Evaluate Our Business in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our 2023 Annual Report on Form 10-K and in Appendix B to this Proxy Statement.
In February 2023, the Adjusted EBITDA target was determined by the Compensation Committee in direct relation to the Company’s expected financial results for 2023. In November 2022, Company management presented a proposed budget to the Board of Directors, commenting on the expected financial results. This budget included possible capital expenditure projects for the Company and market assumptions. The budget was updated in each of December 2022 and January 2023. In February 2023, the Compensation Committee set a target Adjusted EBITDA for the 2023 ABIP of $441.7 million using the expected financial results consistent with the budget.
The Adjusted EBITDA target for 2023 was greater than the 2022 target of $200 million because 2023 started off strong, supported by healthy consumer demand, constructive commodity prices, and a multi-year energy up-cycle. Our O&G segment was well positioned to provide cash flow visibility given customer contractual commitments that comprised over 85% of our sand production capacity for the year. In our ISP segment, we benefitted from healthy consumer demand and expected GDP growth, along with price increases, favorable product mix, and ongoing cost improvements. These factors assisted in our conviction that 2023 would be a stronger earnings year than 2022.
The Committee set the Adjusted EBITDA performance range at the historical ranges of 80% of target performance at threshold and 120% of target performance at maximum.
The Company Performance Component set the 2023 ABIP targets as follows:
2023 Targets	Adjusted EBITDA Targets for 2023	Percentage of Company Performance Component Target Paid(1)
Less than 80% of Adjusted EBITDA Target	< $ 353.4 million	0%
80% of Adjusted EBITDA Target	$353.4 million	50% (Threshold)
100% of Adjusted EBITDA Target	$441.7 million	100%
120% of Adjusted EBITDA Target	$530.0 million	200% (Maximum)
(1)	There is a linear progression between the targets.
Results:$439.0 million of Adjusted EBITDA, resulting in 99% payout for the Corporate component.
ABIP Component Calculation – Business Unit Performance
The Business Unit Performance Component is based on the relevant business unit’s contribution margin for the year ended December 31, 2023. “Business unit contribution margin,” a non-GAAP measure, is a key metric that management uses to evaluate our operating performance and to determine resource allocation between segments. A reconciliation of aggregate business unit contribution margin to the closest GAAP measure can be found in Note U to the consolidated financial statements contained in the Company’s 2023 Annual Report on Form 10-K. Business unit contribution margin is the given business unit’s contribution to the Company’s financials less certain corporate costs not directly related to the operations of the segment such as operations management, corporate purchasing, accounting, treasury, information technology, legal and human resources. Our Compensation Committee selected business unit contribution margin because it is a key metric used by management, the Board and our investors to assess our operating performance, and because it is an objective metric that can be consistently measured and applied. For all NEOs other than Mr. Ussery and Mr. Carusona, ISP segment performance represents a 20% weighting in their ABIP calculations. For Mr. Ussery, who is Executive Vice President and President, Oil & Gas, the O&G segment represents a 60% weighting in his ABIP calculations and the ISP segment performance is not considered in his ABIP calculations. For Mr. Carusona, who is Executive Vice President and President, ISP, the ISP segment represents a 60% weighting in his ABIP calculations.
The Compensation Committee determined the targets for the Business Unit Performance Component in February 2023, using the same scenario and market assumptions as was used for the Company Performance Component. The Compensation Committee maintained the narrower targets
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COMPENSATION DISCUSSION AND ANALYSIS
for the ISP segment that it had set in 2022 - 85% of the contribution margin target for minimum achievement and 115% for maximum achievement. The Compensation Committee also maintained the targets for the O&G segment that it had set in 2022, namely 80% of the contribution margin target for minimum achievement and 120% for maximum achievement.
The Business Unit Performance Component was incorporated into the 2023 ABIP as follows:
Segment 2023 Targets	ISP Segment/O & G Contribution Margin Target	Percentage of Segment Performance Component Target Paid(1)
Less than 85% of Contribution Margin Target	< $157.3 million (ISP)	0%
Less than 80% of Contribution Margin Target	< $297.8 million (O&G)
85% of Contribution Margin Target	$157.3 million (ISP)	50% (Threshold)
80% of Contribution Margin Target	$297.8 million (O&G)
100% of Contribution Margin Target	$185.0 million (ISP)	100%
$372.2 million (O&G)
115% of Contribution Margin Target	$212.8 million (ISP)	200% (Maximum)
120% of Contribution Margin Target	$446.6 million (O&G)
(1)	There is a linear progression between the targets.

Results: $187.7 million of ISP Contribution Margin, resulting in 110% payout for the ISP segment component.
$362.0 million of O&G Contribution Margin, resulting in 93% payout for the O&G segment component.

ABIP Component Calculation – Personal Performance
The Personal Performance Component for each NEO is based on operational and performance objectives, in each case customized and established by the Compensation Committee for the applicable NEO based on his or her job responsibilities and other relevant factors. As with the
Company Performance Component and the Business Unit Performance Component, each NEO’s Personal Performance Component contribution to his or her ABIP payout is capped at 200% of the Personal Performance Component target.
ABIP Calculation – Financial Result Calculation
When determining each NEO’s 2023 ABIP payout, the Compensation Committee evaluated each of the following financial achievements in the context of pre-determined minimum, target and maximum goals: (i) the Company’s reported Adjusted EBITDA of $439.0 million; (ii) the contribution margin for the O&G Segment, comprised of the SandBox and O&G Proppants business lines, of $362.0 million; (iii) the contribution margin for the ISP Segment of $187.7 million. In establishing the goals for each of these financial measures, the Compensation Committee set minimum thresholds, targets and maximum performance levels with an expectation of reasonable difficulty to achieve target. In making these determinations, the Compensation Committee considered the Company’s performance with respect to these metrics in recent periods; recent and known upcoming trends in the Company’s business that could affect its performance, including any planned business acquisitions or other extraordinary transactions; and industry and market trends that could impact these metrics.
In calculating Adjusted EBITDA, the Company made the following adjustments, as disclosed in our Annual Report on Form 10-K:
1)	$14.7 million of non-cash equity-based compensation expense was added;
2)	$1.7 million of net pension cost and net post-retirement costs were subtracted;
3)	$2.2 million of non-operational merger and acquisition related expenses including legal fees, professional fees, bank fees, severance costs, and other employee-related costs were added;
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COMPENSATION DISCUSSION AND ANALYSIS
4)	$0.2 million of one-time plant capacity expansion expenses or plant start up projects were added;
5)	$1.9 million of costs incurred related to business optimization projects, mainly within our corporate center, were added;
6)	$3.7 million of costs incurred related to idled sand facilities, including severance costs and remaining contractual costs, such as lease costs, were added; and
7)	$7.9 million of other adjustments permitted under our credit facility were subtracted, including costs related to severance restructuring of $0.9 million, recruiting costs of $1.5 million, an adjustment to non-controlling interest of $0.4 million and $8.5 million related to the loss on extinguishment of debt, offset by an insurance recovery of $0.6 million and proceeds of the sale of assets of $18.6 million.
Set forth in Appendix B to this Proxy Statement is a reconciliation of the Company’s 2023 net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA as disclosed in our 2023 Annual Report on Form 10-K.
ABIP Calculation – Personal Performance Component Targets and Results
The 2023 Individual Performance Goals for Mr. Shinn included:

	GOAL	ACHIEVEMENT
■	Employee Safety Goals, including statistics such as Total Recordable Incident Rate (TRIR) and the Lost Time (or Lost Workday) Incident Rate (LTIR)	■	Exceeded (see page 28)
■	Financial and cash creation goals	■	Exceeded, in part
■	Build value with stockholders and debtholders through share and debt performance.	■	Achieved
■	Position the Company for significant long-term growth and success.	■	Achieved
■	Focus on diversity, inclusion and belonging.	■	Achieved
In addition to the above objectives, Mr. Shinn was evaluated against strategic personal objectives such as talent retention and mentoring, succession planning, and personal leadership and engagement.
Based on the achievement of his goals, the Compensation Committee determined that Mr. Shinn earned 115% of the individual performance component of his ABIP.
The 2023 Individual Performance Goals for Mr. Hough included:

	GOAL	ACHIEVEMENT
■	Financial and cash creation goals	■	Exceeded, in part
■	Maintain financial regulatory compliance with efficient staffing levels	■	Achieved
■	Focus on diversity, inclusion and belonging	■	Achieved
■	Focus on delivering the balance sheet and successfully support refinancing the Company’s debt	■	Exceeded, in part

In addition to the above objectives, Mr. Hough was evaluated against strategic personal objectives such as talent mentoring, succession planning, and improving business unit accounting team capability.

Based on the achievement of his goals, the Compensation Committee determined that Mr. Hough earned 135% of the individual performance component of his ABIP.
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COMPENSATION DISCUSSION AND ANALYSIS
The 2023 Individual Performance Goals for Ms. Russell included:

	GOAL	ACHIEVEMENT
■	Successful management and leadership of Board activities and continued development of Board relationships	■	Exceeded
■	Enterprise management level of strategy	■	Achieved
■	Recruit and onboard two new members of the Board of Directors	■	Exceeded
■	Focus on diversity, inclusion and belonging	■	Achieved
In addition to the above objectives, Ms. Russell was evaluated against strategic personal objectives such as succession planning and continuous improvement of Board governance education and support
Based on the achievement of her goals, the Compensation Committee determined that Ms. Russell earned 125% of the individual performance component of her ABIP.
The 2023 Individual Performance Goals for Mr. Ussery included:

	GOAL	ACHIEVEMENT
■	Employee Safety Goals, including statistics such as Total Recordable Incident Rate (TRIR) and the Lost Time (or Lost Workday) Incident Rate (LTIR)	■	Exceeded (see page 28)
■	Financial and cash creation goals	■	Achieved
■	Successfully deploy the new Guardian filtration system	■	Exceeded
■	Focus on diversity, inclusion and belonging	■	Achieved
In addition to the above objectives, Mr. Ussery was evaluated against strategic personal objectives such as business unit succession planning and personal development opportunities.
Based on the achievement of his goals, the Compensation Committee determined that Mr. Ussery earned 135% of the individual performance component of his ABIP.
The 2023 Individual Performance Goals for Mr. Carusona included:

	GOAL	ACHIEVEMENT
■	Employee Safety Goals, including statistics such as Total Recordable Incident Rate (TRIR) and the Lost Time (or Lost Workday) Incident Rate (LTIR)	■	Exceeded (see page 28)
■	Financial and cash creation goals	■	Exceeded
■	Focus on diversity, inclusion and belonging	■	Achieved
In addition to the above objectives, Mr. Carusona was evaluated against strategic personal objectives such as business unit succession planning and strengthening customer relationships across markets.
Based on the achievement of his goals, the Compensation Committee determined that Mr. Carusona earned 135% of the individual performance component of his ABIP.
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COMPENSATION DISCUSSION AND ANALYSIS
The 2023 Individual Performance Goals for Mr. Merril included:

	GOAL	ACHIEVEMENT
■	Financial and cash creation goals	■	Achieved
■	Maintain financial regulatory compliance with efficient staffing levels	■	Achieved
■	Focus on diversity, inclusion and belonging	■	Achieved
■	Focus on delivering the balance sheet, including successfully refinancing the Company’s debt and making significant voluntary prepayments on the Company’s debt	■	Achieved

In addition to the above objectives, Mr. Merril was evaluated against strategic personal objectives such as talent mentoring, succession planning, and improving business unit accounting team capability.

Based on the achievement of his goals, the Compensation Committee determined that Mr. Merril earned 50% of the individual performance component of his ABIP. Mr. Merril’s termination without cause by the Company in October 2023 was taken into consideration in determining Mr. Merril’s level of achievement and the ABIP award for which he was eligible pursuant to the Merril Separation Agreement was therefore reduced accordingly.

Based on the foregoing factors, the Compensation Committee determined that the following payouts should be made to the NEOs under the 2023 ABIP:
Name	Target ABIP ($)	Performance Payout by Component			Total Payout
		Corporate	BU(1)	Individual	% of Target	Payout ($)
Bryan A. Shinn	$1,060,000	99%	110%	115%	104.0%	$1,102,824
Kevin Hough	$174,752	99%	110%	135%	108.0%	$188,767
Stacy Russell	$325,000	99%	110%	125%	106.0%	$344,565
Derek Ussery	$335,000	99%	93%	135%	102.6%	$343,576
Zach Carusona	$335,000	99%	110%	135%	112.5%	$376,741
Donald Merril	$375,000	99%	110%	50%	91.0%	$341,325
(1)
For each of the NEOs, except Mr. Ussery and Mr. Carusona, the business unit component which factors into their ABIP payout is the ISP segment contribution margin, which has a 20% weight. For Mr. Ussery, Executive Vice President and President of Oil & Gas, the business unit component which factors into his ABIP payout is the O & G segment contribution margin, which has a 60% weight. For Mr. Carusona, who is Executive Vice President and President of ISP, the ISP segment represents a 60% weighting in his ABIP calculations.

Equity-Based Incentives
The Compensation Committee views the primary purpose of equity-based awards as aligning the long-term interests of our executives and our stockholders by incentivizing achievement of long-term performance goals. In addition, equity-based compensation is intended to retain our executives through extended vesting schedules and performance periods. For PSU cycles prior to the 2019-2021 cycle, the performance measure for awards of PSUs had been relative TSR over three years. In January 2019, the Compensation Committee decided to diversify the metrics for the PSU vesting to include a new metric called Adjusted Cash Flow (“ACF”), a non-GAAP measure (described below), due to our strategic focus on generating cash. Since 2019, we have not made any change to our long-term incentive (“LTI”) compensation program. As part of our stockholder engagement program over the past several years, we asked our stockholders to comment on the structure of our LTI compensation program, and we received positive feedback regarding the type of awards and the proportion of each type of award in the program.
For 2023, each of our NEOs received equity awards consisting of the following performance-based component and service-based component:
■
15% of the target total award value was in the form of PSUs using TSR as compared to the TSR of the companies in the PSU peer group below (the “TSR Peer Group”) over the same performance period as the performance metric (the “TSR PSUs”);

■	40% of the target total award value was in the form of PSUs using ACF as the performance metric (the “Cash Flow PSUs”); and
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COMPENSATION DISCUSSION AND ANALYSIS
■	45% of the target total award value was in the form of restricted stock units (“RSUs”) that vest ratably over three years, subject to continued service on each vesting date but without regard to any performance criteria (although the value realized on vesting depends on the share price on the vesting dates).
With respect to the TSR PSUs, the number of PSUs earned by the NEOs will be based on our TSR, calculated as described below, over the period from January 1, 2023 through December 31, 2025, expressed as a percentage ranking as compared to the TSR for the same performance period of each of the companies in the TSR Peer Group listed below (our “TSR Ranking”), in accordance with the following schedule:
TSR Ranking January 1, 2023 through December 31, 2025	Number of PSU’s Vested as Percentage of Target
Below 30th Percentile	0%
30th Percentile	50% (Threshold)
55th Percentile	100%
75th Percentile	150%
Equal to or Greater than 90th Percentile	200% (Maximum)
No TSR PSUs will be earned if the threshold goal is not met. To the extent that the actual TSR Ranking for the performance period is between goals, the number of PSUs to vest will be determined on a pro rata basis using straight line interpolation. Beginning in 2021, based on stockholder feedback, we added the condition that, to achieve target vesting, our TSR Ranking is required to be at the 55th percentile of the TSR Peer Group, rather than the 50th percentile. In addition, also based on stockholder feedback, in 2021 we added a condition to our TSR PSUs, that stated that payouts will be capped at 150%, rather than 200%, if our absolute TSR is negative over the performance period.
Our 2023 equity grants target payout is tied to TSR achievement at the 55th percentile of the peer group, and achievement is capped at 150% if absolute TSR is negative.
For purposes of the TSR PSUs, the term “TSR” shall mean total stockholder return for a company, expressed as a percentage, determined by dividing (i) an amount equal to the sum of (x) the difference between the Beginning Stock Price and the Ending Stock Price and (y) the sum of all dividends paid on one share of such company’s stock during the performance period, provided that dividends shall be treated as reinvested on the ex-dividend date at the closing price on that date, by (ii) the Beginning Stock Price, as calculated in good faith by the Compensation Committee. “Beginning Stock Price” for a company shall mean the average closing price on the applicable stock exchange of one share of the company’s stock for the 60 days immediately prior to the first day of the performance period. “Ending Stock Price” for a company shall mean the average closing price on the applicable stock exchange of one share of the company’s stock for the 60 days immediately prior to the last day of the performance period. Companies that are acquired and whose stock no longer trades on a U.S. index will be removed from the calculation entirely at the time of the acquisition. Companies that go bankrupt and are subsequently delisted from U.S. exchanges will be included in the calculation assuming a TSR of -100%.
  2024 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee selected the companies in the TSR Peer Group in conjunction with Exequity by analyzing companies in the Russell 3000 that had similar historical performance results to U.S. Silica. The companies in this TSR Peer Group were all also selected from Global Industry Classification Standard sub industries that are influenced by the same macro-economic conditions as U.S. Silica, including: Energy Equipment and Services and Oil, Gas and Consumable Fuels. The Compensation Committee believes that this array of companies reflects an appropriate benchmark for Company TSR performance, while the 2023 proxy peer group reflects competitors for executive talent among companies in similar industries and of similar size and scope of operations. The revised 2023 TSR Peer Group includes the following companies:
Callon Petroleum Company	Patterson-UTI Energy, Inc.
ChampionX Corporation	PDC Energy, Inc.(1)
Core Laboratories N.V.	Permian Resources Corporation
Earthstone Energy, Inc.(1)	ProFrac Holding Corp.
Expro Group Holdings N.V.	ProPetro Holding Corp.
Forum Energy Technologies, Inc.	Ranger Oil Corporation(1)
Helix Energy Solutions Group, Inc.	Ring Energy, Inc.
Helmerich & Payne, Inc.	RPC, Inc.
Kosmos Energy Ltd.	SandRidge Energy, Inc.
Liberty Energy Inc.	Select Energy Services, Inc.
Matador Resources Company	SM Energy Company
Murphy Oil Corporation	Smart Sand, Inc.
Nabors Industries Ltd.	Talos Energy Inc.
Newpark Resources, Inc.	TETRA Technologies, Inc.
NexTier Oilfield Solutions Inc. (1)	Transocean Ltd.
Northern Oil and Gas, Inc.	Vital Energy, Inc.
Oceaneering International, Inc.	W&T Offshore, Inc.
Oil States International, Inc.
(1)
These companies were originally included in the 2023 TSR Peer Group. However, due to the acquisition of each of these companies during the year, these companies are no longer included in the 2023 TSR Peer Group and will not affect TSR achievement.

For purposes of the Cash Flow PSUs, “Adjusted Cash Flow” is calculated by subtracting capital expenditures, working capital, and other cash related items, such as land and other asset sales, which we do not believe are reflective of our ongoing performance, from Adjusted EBITDA. The absolute target for the Cash Flow PSUs will be selected each year based on our forecast for cash generation in February of that year through December 31. Performance relative to that target amount will be evaluated at the end of each respective year, and after December 31, 2025 the Cash Flow PSUs earned relative to target will be based on the average of the three annual performance results relative to their respective targets.
Setting annual targets within the three-year awards allows the Compensation Committee to set challenging but achievable goals for our officers, based on better insight into economic conditions of our industry. It also alleviates some windfalls for our officers by allowing the Committee to increase the absolute targets during years of high commodity pricing. The Compensation Committee believes our long-term incentive program aligns the interests of our NEOs with our stockholders, provides our NEOs with incentives linked to long-term performance and creates an ownership culture. Additionally, the vesting feature of our long-term incentive program contributes to executive retention because this feature provides an incentive to our NEOs to remain in our employ during the vesting period.
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COMPENSATION DISCUSSION AND ANALYSIS
The following table depicts the calculation of the 2023 Cash Flow PSUs:
2023		2024		2025		Average Payout %, Results in # of PSUs Earned as % of Target
ACF as a % of Target	Payout as % of Target (to be averaged)	ACF as a % of Target	Payout as % of Target (to be averaged)	ACF as a % of Target	Payout as % of Target (to be averaged)
<70%	0%	<70%	0%	<70%	0%	Average of 2023, 2024, 2025 Payout Results
70%	50%	70%	50%	70%	50%
85%	75%	85%	75%	85%	75%
100%	100%	100%	100%	100%	100%
115%	150%	115%	150%	115%	150%
130%	200%	130%	200%	130%	200%
In determining the mix of equity awards and the individual target award opportunities under the long-term incentive program, the Board and the Compensation Committee exercised its judgment and discretion, in consultation with our CEO and Exequity, and considered, among other things, the roles and responsibilities of each NEO, competitive factors including a review of market data as discussed in Benchmarking Against Our Peers, the amount of stock-based equity compensation already held by the NEO, and the cash-based compensation received by the NEO.
The RSU awards granted to NEOs vest ratably over three years subject to each NEOs continued service for the Company at each vesting date, while the PSU awards granted to NEOs will vest, if at all, only upon achievement of the performance criteria described above. In February 2023, we granted long-term equity awards to the NEOs. In 2023, each of the NEOs received long-term equity awards that were of greater value than the awards they received in 2022.
As set forth in more detail in the table below, increases in the grant date fair values of equity incentive grants were made in 2023 for each of the NEOs. These increases were made in order to increase the emphasis on long-term compensation and to continue to promote alignment with sustained operating performance and stockholder value creation outcomes and also, in the case of Mr. Ussery and Mr. Carusona, to reflect their promotions to Executive Vice President in August 2022, and in the case of Ms. Russell, to reflect her promotion to Executive Vice President in March 2023.
Grant Date Fair Value of Equity Incentive Grants(1)
Officer	2022 Grant Date Fair Value of Equity- Based Incentives	2023 Grant Date Fair Value of Equity- Based Incentives	% Increase
Bryan A. Shinn	$3,627,315	$4,084,545	12.6%
Kevin Hough(2)	$124,859	$127,324	2.0%
Stacy Russell	$720,280	$837,332	16.3%
Derek Ussery	$621,824	$926,681	49.0%
Zach Carusona	$621,824	$926,681	49.0%
Donald Merril(3)	$1,088,201	$1,179,413	8.4%
(1)
See Executive and Director Compensation Tables and Other Information - 2023 Summary Compensation Table footnote (1) for a more comprehensive description of the calculation of 2023 grant date fair value of stock awards.

(2)	Mr. Hough was not an executive officer at the time of the grant of his 2022 or 2023 equity awards. He was promoted to interim Executive Vice President and Chief Financial Officer in October 2023.
(3)
For Mr. Merril, the increase in this table does not include $400,736, representing the fair value of the incremental accelerated vesting of his equity awards as of the Separation Date in accordance with ASC Topic 718 in connection with his termination without cause, pursuant to the Merril Separation Agreement. Please refer to the 2023 Summary Compensation Table below for more details.

  2024 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS
Payout Under the 2021-2023 Performance Share Units
Performance Share Units with a performance period that began on January 1, 2021 and ended on December 31, 2023 were granted to our executive officers in 2021. These grants are included in the Outstanding Equity Awards at Fiscal Year-End table below. Based on our TSR Ranking during this 2021-2023 performance period, the Compensation Committee determined that our TSR Ranking was positioned at the 35th percentile of the selected peer group from the Russell 3000 as detailed in the table below.
2021-2023 TSR Ranking	PSUs Earned as a % of Target
35th Percentile	62%
2021-2023 Cash Flow PSUs
With respect to the 2021-2023 Cash Flow PSUs, aggregate actual 2021-2023 ACF performance was $805.5 million as compared to aggregate target 2021-2023 ACF of $613.7 million. However, based on the annual averaging technique applied for the purposes of this calculation (as shown in the table above for the 2023 Cash Flow PSUs), performance within individual performance years that is above 130% is effectively capped at 130% so that any overperformance in one year does not influence the performance calculation for another year. Based on this approach, actual payouts for the 2021-2023 ACF PSUs were 168% of target.
Sum of Target 2021, 2022 and 2023 ACF	Sum of Actual 2021, 2022, and 2023 ACF	PSUs Earned as a % of Target
$613.7 million	$805.5 million	168%
Additional Executive Benefits, Perquisites and Policies
In addition to our three primary compensation components, we provide our NEOs limited additional benefits as described below. Some benefits, such as life insurance coverage and long-term disability insurance, are the same as those benefits provided to all of our salaried employees. We intend to continue to maintain our current types and levels of benefits for our executive officers, including retirement plans, health and welfare benefits and life insurance and long-term disability insurance. The Compensation Committee, in its discretion, may revise, amend or add to an officer’s executive benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies. In return for these additional benefits, our officers are also subject to the policies discussed in this section.
Retirement Plan Benefits
We sponsor a 401(k) plan covering substantially all eligible employees. Employee contributions to the 401(k) plan are voluntary. We match an amount equal to a covered employee’s eligible contribution up to 6% of such covered employee’s salary. Employees are immediately fully vested in our contributions under the matching program. Contributions by participants are limited to their annual tax deferred contribution limit as allowed by the Internal Revenue Service. None of our NEOs participate in or have account balances in our defined pension plan or in any other qualified or nonqualified defined benefit plans sponsored by us. Either our Board or our Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.
Perquisites
Perquisites for our NEOs are discussed in the footnotes to the Summary Compensation Table and were generally comprised of employer contributions under the Company’s 401(k) plan and cash dividends paid on vested equity awards that were paid for periods in which such awards were unvested. We believe that the executive perquisites we provide are de minimis in amount and consistent in form to those offered to executives of our 2023 proxy peer group listed in Benchmarking Against Our Peers. We do not provide tax gross-up on perquisites that are provided to our executive officers, other than tax gross-ups on relocation benefits, which we provide to all employees who receive relocation benefits.
Employment Agreement and CIC Plan
In March 2012, we entered into an employment agreement with Mr. Shinn, our CEO, which has been amended once since originally executed. The agreement specifies Mr. Shinn’s salary, benefits, and other employment terms, including severance benefits payable in the event of a termination in connection with a change in control, which are described elsewhere in this Proxy Statement. None of our other NEOs has an employment agreement with us.
Additionally, in February 2016, the Compensation Committee approved the CIC Plan, which provides certain severance benefits payable to our NEOs in the event of a termination in connection with a change in control. The CIC plan was further updated in April 2020. The terms of the
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COMPENSATION DISCUSSION AND ANALYSIS
CIC Plan are discussed under Executive and Director Compensation Tables and Other Information—Potential Payments Upon Employment Termination or Change in Control below.
The Compensation Committee determined to provide the severance benefits set forth in the CEO’s employment agreement and the CIC Plan because it believes these benefits are an important tool for retaining the services of our NEOs in light of the competitive compensation landscape. Moreover, as discussed above, the severance benefits earned under the CEO’s employment agreement and the CIC Plan in the event of a change in control are based on a “double-trigger” standard, so that severance benefits will be paid only if both a change in control and a qualifying termination occur. The Compensation Committee determined this standard reflects current market practices, while still providing appropriate benefits to executives in the event of a termination in connection with a change in control.
Tax and Accounting Policies
The Tax Cuts and Jobs Act (“TCJA”) enacted in December of 2017 amended certain aspects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), including to repeal the exclusion under that section of certain performance-based compensation from the $1 million limit on tax deductibility for compensation paid to our NEOs in 2018 and future years. Accordingly, with respect to compensation granted or awarded after November 2017, the availability of the exclusion under Section 162(m) is no longer a consideration with respect to determining which elements of compensation are to be paid, and how they are weighted. For incentive awards that were outstanding prior to the effective date of the TCJA, to the extent they qualify as “grandfathered” awards under Section 162(m), we currently intend to administer them in accordance with Section 162(m) to preserve their tax deductibility to the extent possible or desirable. Many other IRC provisions (including Section 409A), SEC regulations and accounting rules affect the payment of executive compensation and are generally taken into consideration as programs are developed.
Clawback Policy
In July 2023, the Board amended the Company’s executive compensation clawback policy (the “Clawback Policy”) to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by NYSE listing standards and the SEC’s rules and regulations. Under the Clawback Policy, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we will recover erroneously awarded incentive based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the restatement date, unless one of the exceptions specified in the Clawback Policy is applicable to the particular circumstances.
To date, no executive officer has been subject to any recovery of incentive-based compensation under the Clawback Policy.
Executive Stock Ownership Requirements
Our Stock Ownership Guidelines require executives to hold equity valued at a multiple of base salary as set forth in the table below.
Role/Level	Stock Ownership Guideline as a Multiple of Base Salary
CEO	5x
CFO and COO	2x
Other Executive Officers	1.5x
The Compensation Committee reviews compliance with the guidelines annually. Employees have five years from the date they become subject to these guidelines to comply and may satisfy the requirements with shares owned directly, shares owned indirectly (e.g. by a spouse, in a trust, etc.) and/or time-vested restricted stock and RSUs. Unexercised stock options and unearned PSUs are not counted toward meeting the guidelines.
As of March 1, 2024, all of our NEOs who have been executive officers for at least five years were in compliance with these Stock Ownership Guidelines.
  2024 Proxy Statement | 37

REPORT OF COMPENSATION COMMITTEE
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis beginning on page 19 with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2024 Annual Meeting of Stockholders.
Diane Duren, Chair
Simon Bates
William J. Kacal
Charles W. Shaver
This Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.
COMPENSATION RISK ASSESSMENT
We have conducted a comprehensive analysis of the risk profile of our employee and executive compensation policies and programs and determined that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. This comprehensive risk assessment was conducted by the Compensation Committee’s compensation consultant, with assistance from management, under the direction of the Compensation Committee. This risk assessment was finalized and presented to the Compensation Committee in March 2024.
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
2023 Summary Compensation Table
The following table presents information concerning the total compensation for the last three years for our NEOs, consisting of (1) individuals who served as our principal executive officer or principal financial officer during 2023, and (2) our three most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers as of December 31, 2023.
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Bryan Shinn Chief Executive Officer	2023	$900,000	—	$4,084,545	—	$1,102,824	—	$55,320	$6,142,689
	2022	$891,667	—	$3,627,315	—	$1,705,393	—	$71,421	$6,295,796
	2021	$850,000	—	$3,889,770	—	$1,190,290	—	$36,263	$5,966,323
Kevin Hough (4) Interim Executive Vice President and Chief Financial Officer	2023	$335,021	$200,100(5)	$127,324	—	$188,767	—	$23,199	$874,411
Stacy Russell Executive Vice President, General Counsel and Secretary	2023	$435,000	—	$837,332	—	$344,565	—	$27,354	$1,644,251
	2022	$406,667	—	$720,280	—	$509,941	—	$18,785	$1,655,673
	2021	$386,667	$25,000	$733,500	—	$372,087	—	$15,952	$1,533,206
Derek Ussery Executive Vice President and President, Oil & Gas	2023	$440,000	—	$926,681	—	$343,576	—	$20,889	$1,731,146
	2022	$407,500	—	$621,824	—	$586,840	—	$25,943	$1,642,107
	2021	$370,000	—	$666,820	—	$283,480	—	$19,291	$1,339,591
Zach Carusona Executive Vice President and President, Industrial & Specialty Products	2023	$440,000	—	$926,681	—	$376,741	—	$27,900	$1,771,322
	2022	$407,500	—	$621,824	—	$329,124	—	$25,943	$1,384,391
	2021	$370,000	—	$666,820	—	$375,000	—	$20,291	$1,432,111
Don Merril Former Executive Vice President and Chief Financial Officer	2023	$355,972	—	$1,580,149	—	$341,325	—	$501,803	$2,779,249
	2022	$433,333	—	$1,088,201	—	$595,823	—	$33,478	$2,150,835
	2021	$400,000	—	$1,111,360	—	$435,109	—	$23,008	$1,969,477
(1)
The amounts in this column reflect the aggregate grant date fair value of stock awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 and as reported in Note N to the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, but assuming no forfeitures. For each NEO the amount reflected in the Stock Awards column represents the grant date fair value of a combination of RSUs and PSUs. PSU recipients accrue dividend rights on unvested PSU awards which will be remitted to the recipient to the extent that the PSUs vest.

For Mr. Merril, the amount in this column also includes the fair value of the incremental accelerated vesting of his RSUs and PSUs in connection with his termination by the Company without cause as of October 20, 2023 (the “Separation Date”) in accordance with FASB ASC Topic 718, comprised of $193,781 for the incremental vesting of his RSUs and $206,955 for the incremental vesting of his PSUs. Pursuant to the Confidential Separation, Severance and General Release Agreement entered into on November 17, 2023 by and among the Company, U.S. Silica Company and Mr. Merril (the “Merril Separation Agreement”), Mr. Merril received accelerated vesting of his unvested RSUs that were scheduled to vest through February 2024; namely, one-third of the total number of RSUs granted to him in each of February 2021, February 2022 and February 2023. With respect to Mr. Merril’s outstanding unvested PSUs, the Merril Separation Agreement provides that a prorated portion of each outstanding PSU award will continue to remain outstanding until the applicable performance results have been certified and will become vested or be forfeited based on actual performance in accordance with the otherwise applicable performance vesting conditions set forth in each applicable award agreement, with such prorated portion of each outstanding PSU award determined by multiplying the number of PSUs granted by a fraction, the numerator of which is the number of calendar days in the period beginning with the date of commencement of such performance period and ending on December 31, 2023, and the denominator of which is 1,096. But for the Merril Separation Agreement, Mr. Merril would have been entitled to, under his existing award agreements (i) pro-rata vesting through the Separation Date of his unvested
  2024 Proxy Statement | 39

EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
RSUs that were scheduled to vest in February 2024, and (ii) with respect to his outstanding and unvested PSUs, credit for service through the Separation Date, rather than through December 31, 2023.The amount of additional vesting of Mr. Merril’s RSUs and PSUs to which he became entitled under the Merril Separation Agreement is referred to herein as the “Merril Incremental Vesting”.
Please refer to the table below for the grant date fair value of the RSUs and PSUs granted to each of our NEOs in 2023.
Name	RSU	PSU	Total
B. Shinn	$1,724,812	$2,359,733	$4,084,545
K. Hough	$53,771	$73,553	$127,324
S. Russell	$353,586	$483,746	$837,332
D. Ussery	$391,317	$535,364	$926,681
Z. Carusona	$391,317	$535,364	$926,681
D. Merril	$691,821	$888,328	$1,580,149
The RSUs vest ratably over a three-year period beginning one year from the grant date. The amounts disclosed for the PSUs is comprised of the grant date stock price for the ACF PSUs and the fair value as of the grant date based on an accounting valuation analysis for the TSR PSUs. The PSUs are paid out only if we meet performance objectives established by the Compensation Committee at the beginning of the performance period, subject to the NEOs continued service through the performance period. Actual payouts will range from 0% to 200% of the amounts shown in the table above. If the maximum level of performance were achieved, each NEO would earn 200% of the target number of PSUs awarded. Based on the closing price of the Company’s common stock on the February 9, 2023 grant date ($11.47), the maximum value of PSUs awarded on February 9, 2023, to each NEO is as follows: Mr. Shinn — $4,719,466; Mr. Hough — $147,106; Ms. Russell — $967,492; Mr. Ussery  — $1,070,728; Mr. Carusona  — $1,070,728 and Mr. Merril — $1,776,656. For more information on the performance objectives for these PSUs, see Compensation Discussion and Analysis—The Elements and Application of Our Executive Compensation Program—Equity-Based Incentives.
(2)	The amounts in this column reflect payouts under the ABIP program.
(3)
For 2023, “all other compensation” for Mr. Shinn, Mr. Hough, Ms. Russell, Mr. Ussery, Mr. Carusona and Mr. Merril includes our employer contributions under the Company's 401(k) plan and cash dividends paid on vested equity awards that were paid for periods in which such awards were unvested. The 401(k) contributions were provided at the same levels as provided to all employees eligible to participate in the Company's 401(k) plan and cash dividends were paid at the same rate as paid to all stockholders and were not included in the aggregate grant date fair value of the equity awards disclosed in the year of grant. For Mr. Merril, “all other compensation” includes the following pursuant to the Merril Separation Agreement, as shown in the “Severance” column below: (i) a lump sum cash payment of $440,000, (ii) COBRA payments of $4,090, and (iii) accrued vacation pay of $33,845. Mr. Merril will receive an additional COBRA payment of $22,988 in 2024. For Mr. Shinn, Mr. Hough and Mr. Carusona “all other compensation” also includes grandfathered vacation payouts comprised of accrued vacation earned in prior years and paid in 2023. A breakdown of the “all other compensation” amounts follows:

Name	Company Contributions to 401(k) Plan ($)	Cash Dividends ($)	Severance ($)	Grandfathered Vacation Payout($)	Total
B. Shinn	$22,500	$8,781		$24,039	$55,320
K. Hough	$15,299			$7,900	$23,199
S. Russell	$26,100	$1,254			$27,354
D. Ussery	$19,384	$1,505			$20,889
Z. Carusona	$22,500	$1,505		$3,895	$27,900
D. Merril	$21,358	$2,510	$477,935		$501,803
(4)
Mr. Hough was promoted to Interim Executive Vice President and Chief Financial Officer in October 2023 to replace Mr. Merril who was terminated by the Company without cause. Mr. Hough was not an NEO in 2022 or 2021.

(5)	Mr. Hough received a retention bonus in the amount of $200,000 in January 2023 and a $100 appreciation award.
CEO Employment Agreement
As described in Compensation Discussion and Analysis, in March 2012, we entered into an employment agreement with our CEO. The agreement provides that Mr. Shinn is to serve as our CEO, with the normal duties, responsibilities, functions and authority of such positions, and that Mr. Shinn’s employment as such shall continue until the earlier of his resignation, death or disability or termination by us. Pursuant to the agreement, Mr. Shinn is entitled to an annual base salary of at least $400,000, which has been adjusted by the Board to $900,000 since the date of the agreement. The agreement also provides that Mr. Shinn is eligible to earn a short-term, performance-based cash incentive payment for each year under the ABIP in which our other executive officers participate. Pursuant to the agreement, Mr. Shinn also receives benefits in accordance with the health and welfare plans we provide to other members of our senior management, up to 25 days of
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
paid time off annually and reimbursement for all reasonable business expenses that he incurs in the course of performing his duties and responsibilities and that are consistent with our policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to our requirements with respect to reporting and documentation of such expenses. Further, the agreement provides that Mr. Shinn is entitled to receive certain severance compensation in the event of termination in connection with a change of control, which is described under Potential Payments Upon Employment Termination or Change in Control below.
Grants of Plan-Based Awards
As described in Compensation Discussion and Analysis, we granted to the NEOs in 2023 cash-based awards under our ABIP and equity awards under our LTI compensation program. The following table sets forth the range of future payouts pursuant to plan-based awards granted in 2023:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards Shares/Units(3)	Stock Options # of Units	Exercise or Base of Option Awards ($/share)	Grant Date Fair Value(4)
B. Shinn		$530,000	$1,060,000	$2,120,000
	2/9/2023							150,376	—		$1,724,812
	2/9/2023				91,896	183,793	367,586				$2,359,733
K. Hough(5)		$87,376	$174,752	$349,504
	2/9/2023							4,688	—		$53,771
	2/9/2023				2,865	5,729	11,458				$73,553
S. Russell		$162,500	$325,000	$650,000
	2/9/2023							30,827	—		$353,586
	2/9/2023				18,839	37,678	75,355				$483,745
D. Ussery		$167,500	$335,000	$670,000
	2/9/2023							34,117	—		$391,317
	2/9/2023				20,849	41,698	83,396				$535,364
Z. Carusona		$167,500	$335,000	$670,000
	2/9/2023							34,117	—		$391,317
	2/9/2023				20,849	41,698	83,396				$535,364
D. Merril		$187,500	$375,000	$750,000
	2/9/2023							43,421	—		$498,039
	2/9/2023				26,535	53,070	106,140				$681,373
	10/20/2023(6)							14,625			$193,781
	10/20/2023(6)				5,802	11,604	23,208				$206,955
(1)
For more information on the factors considered in determining the actual amount of the performance-based cash incentive payouts under our ABIP, see Compensation Discussion and Analysis—The Elements and Application of Our Executive Compensation Program—Performance-Based Cash Incentives. Actual award payments are reported in the Non-Equity Incentive Plan Compensation column of the 2023 Summary Compensation Table.

(2)
Represents number of shares of common stock that may be issued upon vesting of PSUs granted under our LTI compensation program following completion of the performance period from January 1, 2023 through December 31, 2025 and continued service through the performance period. The PSU performance measures are described in Compensation Discussion and Analysis—The Elements and Application of Our Executive Compensation Program—Equity-Based Incentives.

(3)	Represents service-based restricted stock units or shares of restricted stock granted under our LTI compensation program that vest ratably over a three-year period from the grant date.
(4)
The aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 are also reported and explained in the Stock Awards column of, and footnotes to, the 2023 Summary Compensation Table.

(5)
Mr. Hough’s threshold, target and maximum Non-Equity Incentive Plan Award for 2023 was pro-rated to take into consideration his promotion in October 2023 and the corresponding increase in the estimated future payouts at that time.

(6)	Represents the Merril Incremental Vesting pursuant to the Merril Separation Agreement as described in footnote (1) to the 2023 Summary Compensation Table and does not represent a new award.
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
Outstanding Equity Awards at Fiscal Year-End
The table below summarizes outstanding equity awards held by our NEOs as of December 31, 2023. The market values in the table below are based on $11.31 per share, which was the closing price of our common stock on December 29, 2023, the final trading day of fiscal 2023.
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options: # Exercisable	Number of Securities Underlying Unexercised Options: # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Stock Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(2)	Equity Incentive Plan Awards: Market Value of Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
B. Shinn
Options	52,300	—	—	$49.40	11/3/2024
	47,747	—	—	$28.70	2/12/2025
	72,954	—	—	$30.85	6/1/2025
Restricted stock / Restricted Stock Units						313,688	$3,547,811
Performance Share Units								592,572	$6,701,989
K. Hough
Options	915	—	—	$32.41	3/2/2025
	2,456	—	—	$30.85	6/1/2025
Restricted stock / Restricted Stock Units						11,094	$125,473
Performance Share Units								19,510	$220,658
S. Russell
Options	—	—	—	N/A	N/A
Restricted stock / Restricted Stock Units						62,660	$708,685
Performance Share Units								116,662	$1,319,447
D. Ussery
Options	—	—	—	N/A	N/A
Restricted stock / Restricted Stock Units						62,113	$702,498
Performance Share Units								111,774	$1,264,164
Z. Carusona
Options	388	—	—	$32.41	3/2/2025
	356	—	—	$30.85	6/1/2025
Restricted stock / Restricted Stock Units						62,113	$702,498
Performance Share Units								111,774	$1,264,164
D. Merril
Options	22,800	—	—	$49.39	11/3/2024
	24,912	—	—	$30.85	6/1/2025
	16,137	—	—	$28.70	2/12/2025
Performance Share Units								118,197	$1,336,808
Mr. Merril’s unexercised stock options as of December 31, 2023 were forfeited in January 2024 pursuant to the terms of the Merril Separation Agreement. Mr. Merril had no unvested RSUs as of December 31, 2023 as Mr. Merril forfeited all RSUs that remained outstanding following the pro-rata RSU vesting he received pursuant to the Merril Separation Agreement.
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
(1)	The vesting dates of the unvested service-based RSUs are as follows:
Name	Grant Date	Unvested Shares (#)	Remaining Vesting Dates
B. Shinn	2/12/2021	59,659	February 12, 2024
	2/10/2022	103,653	February 10, 2024 and 2025
	2/9/2023	150,376	February 9, 2024, 2025 and 2026
K. Hough	2/12/2021	1,975	February 12, 2024
	12/29/2021	863	December 29, 2024
	2/10/2022	3,568	February 10, 2024 and 2025
	2/9/2023	4,688	February 9, 2024, 2025 and 2026
S. Russell	2/12/2021	11,250	February 12, 2024
	2/10/2022	20,583	February 10, 2024 and 2025
	2/9/2023	30,827	February 9, 2024, 2025 and 2026
D. Ussery	2/12/2021	10,227	February 12, 2024
	2/10/2022	17,769	February 10, 2024 and 2025
	2/9/2023	34,117	February 9, 2024, 2025 and 2026
Z. Carusona	2/12/2021	10,227	February 12, 2024
	2/10/2022	17,769	February 10, 2024 and 2025
	2/9/2023	34,117	February 9, 2024, 2025 and 2026
(2)
Represents the target awards of PSUs (each unit to be paid in a share of common stock) that were made for the performance periods January 1, 2021 through December 31, 2023, January 1, 2022 through December 31, 2024 and January 1, 2023 through December 31, 2025 pursuant to our LTI compensation program. The number of units granted to each NEO for each performance period were as follows:

Name	January 1, 2021– December 31, 2023 (#)	January 1, 2022– December 31, 2024 (#)	January 1, 2023– December 31, 2025 (#)	Total (#)
B. Shinn	218,750	190,029	183,793	592,572
K. Hough	7,240	6,541	5,729	19,510
S. Russell	41,250	37,734	37,678	116,662
D. Ussery	37,500	32,576	41,698	111,774
Z. Carusona	37,500	32,576	41,698	111,774
D. Merril	62,500	57,009	53,071	172,580
The PSUs are paid out only if we meet performance objectives established by the Compensation Committee at the beginning of the performance period. Participants have no rights to any dividends paid on any PSUs until shares are delivered. For more information on applicable performance measures, see Compensation Discussion and Analysis—The Elements and Application of Our Executive Compensation Program—Equity-Based Incentives. See Potential Payments Upon Employment Termination or Change in Control for a description of the treatment of PSUs in the event that employment is terminated.
A payout is anticipated under the PSUs related to the performance period from January 1, 2022 through December 31, 2024 and under the PSUs related to the performance period from January 1, 2023 through December 31, 2025 because actual performance is expected to meet the performance objectives established by the Compensation Committee at the beginning of the performance period.
For Mr. Merril, the number of PSUs included in the table above reflects treatment of his unvested PSUs pursuant to the Merril Separation Agreement. Please see footnote (1) to the 2023 Summary Compensation Table above for a description of the number of outstanding and unvested PSUs to which Mr. Merrill are entitled pursuant to the Merril Separation Agreement.
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
Option Exercises and Stock Vested
The following table provides information regarding amounts realized by each NEO due to the vesting of RSUs and PSUs during 2023. No stock options were exercised by any of our NEOs in 2023. All values are based on the closing price of our common stock on the applicable vesting date.
	Option Exercise and Stock Vested in 2023
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
B. Shinn(1)	—	—	827,166	$9,577,207
K. Hough(2)	—	—	4,620	$54,732
S. Russell(3)	—	—	140,449	$1,647,560
D. Ussery(4)	—	—	141,802	$1,641,832
Z. Carusona(5)	—	—	141,802	$1,641,832
D. Merril(6)	—	—	284,144	$3,368,885
(1)
Comprised of 621,595 PSUs granted in February 2020 with a vesting date of February 9, 2023 (the shares were vested at $11.47 per share), 94,086 RSUs with a grant date of February 6, 2020 (the shares were vested at $11.83 per share), 59,659 RSUs with a grant date of February 12, 2021 (the shares were vested at $11.97 per share), and 51,826 RSUs with a grant date of February 10, 2022 (the shares were vested at $11.97 per share).

(2)
Comprised of 1,974 RSUs with a grant date of February 12, 2021 (the shares were vested at $11.97 per share), 862 RSUs with a grant date of December 29, 2021 (the shares were vested at $11.31 per share) and 1,784 RSUs with a grant date of February 10, 2022 (the shares were vested at $11.97 per share).

(3)
Comprised of 88,800 PSUs granted in February 2020 with a vesting date of February 9, 2023 (the shares were vested at $11.47 per share), 13,441 RSUs with a grant date of February 6, 2020 (the shares were vested at $11.83 per share), 11,250 RSUs with a grant date of February 12, 2021 (the shares were vested at $11.97 per share), 10,291 RSUs with a grant date of February 10, 2022 (the shares were vested at $11.97 per share) and 16,667 RSUs with a grant date of August 12, 2020 (the shares were vested at $12.73 per share).

(4)
Comprised of 106,560 PSUs granted in February 2020 with a vesting date of February 9, 2023 (the shares were vested at $11.47 per share), 16,129 RSUs with a grant date of February 6, 2020 (the shares were vested at $11.83 per share), 10,228 RSUs with a grant date of February 12, 2021 (the shares were vested at $11.97 per share), and 8,885 RSUs with a grant date of February 10, 2022 (the shares were vested at $11.97 per share).

(5)
Comprised of 106,560 PSUs granted in February 2020 with a vesting date of February 9, 2023 (the shares were vested at $11.47 per share), 16,129 RSUs with a grant date of February 6, 2020 (the shares were vested at $11.83 per share), 10,228 RSUs with a grant date of February 12, 2021 (the shares were vested at $11.97 per share), and 8,885 RSUs with a grant date of February 10, 2022 (the shares were vested at $11.97 per share).

(6)
Comprised of 177,601 PSUs granted in February 2020 with a vesting date of February 9, 2023 (the shares were vested at $11.47 per share), 26,882 RSUs with a grant date of February 6, 2020 (the shares were vested at $11.83 per share), 17,046 RSUs with a grant date of February 12, 2021 (the shares were vested at $11.97 per share), and 15,548 RSUs with a grant date of February 10, 2022 (the shares were vested at $11.97 per share). Also includes 17,045 RSUs with a grant date of February 12, 2021, 15,548 RSUs with a grant date of February 10, 2022 and 14,474 shares with a grant date of February 9, 2023, all vested at $13.25 per share in accordance with the terms of the Merril Separation Agreement.

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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
Retirement Plans
As discussed above in Additional Executive Benefits and Perquisites—Retirement Plan Benefits, we sponsor a 401(k) plan covering substantially all eligible employees, including our NEOs.
None of our NEOs participate in or have account balances in our defined benefit pension plan or in any other qualified or nonqualified defined benefit plans sponsored by us.
Deferred Compensation
We do not currently maintain a non-qualified deferred compensation program, and none of our NEOs have account balances in any such plan.
Potential Payments Upon Employment Termination or Change in Control
Severance Benefits
CEO Employment Agreement
As described above, we entered into an employment agreement with Mr. Shinn, our CEO. Pursuant to the terms of the employment agreement, if we terminate Mr. Shinn’s employment without cause or Mr. Shinn resigns for good reason and such termination or resignation is not in connection with a change in control, Mr. Shinn is entitled to receive severance equal to his annual base salary payable in regular installments from the date of termination through the twelve-month anniversary of the date of termination if Mr. Shinn has executed and delivered a general release of any and all claims arising out of or related to his employment with us and the termination of his employment. Under these circumstances, Mr. Shinn is also entitled to receive reimbursement of the then-prevailing monthly premium for COBRA healthcare coverage, if he so elects.
Under his employment agreement, Mr. Shinn is required to comply with customary restrictive covenants with respect to the use of our confidential information and has agreed that all intellectual property developed or conceived by him while he is employed by us which relates to our business is our property. During the term of Mr. Shinn’s employment with us and during the twelve-month period immediately thereafter, Mr. Shinn is prohibited to (i) participate (whether as an officer, director, employee or otherwise) in any businesses that compete with us; (ii) solicit or hire any of our employees or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, distributor or other business relation of ours to cease doing business with us or in any way interfere with our relationship with such a person or entity. During any period in which Mr. Shinn has breached the above restrictive covenants, we have no obligation to pay Mr. Shinn any severance described above.
In February 2016, in connection with approving the CIC Plan, as discussed below, the Compensation Committee approved an amendment to Mr. Shinn’s employment agreement to provide for the following severance benefits in the event of his involuntary termination of employment without cause or resignation for good reason, in either case within 24 months immediately following a change in control of U.S. Silica:
■
a lump sum payment equal to 2x the sum of: (i) Mr. Shinn’s base salary as of the termination date (or, if greater, salary in effect on the first occurrence of the change in control) and (ii) Mr. Shinn’s target annual cash bonus for the year in which the termination occurs (or, if greater, in effect as of the occurrence of the change in control);

■
a prorated annual bonus that Mr. Shinn would have earned for the entire fiscal year in which the termination of employment occurs at the target level based on the number of days Mr. Shinn was employed during the year; and

■	continuation of group health insurance coverage for Mr. Shinn and Mr. Shinn’s eligible dependents pursuant to COBRA during the 18-month period following Mr. Shinn’s termination of employment.
Receipt of the foregoing severance benefits is conditioned upon Mr. Shinn executing a general release of claims in our favor and continued compliance with the non-compete and non-solicitation provisions contained in his employment agreement.
Also in February 2016, the Compensation Committee approved an amendment to Mr. Shinn’s existing equity award agreements to align the treatment of the equity awards in the event of Mr. Shinn’s separation from service as a result of a resignation for good reason following a change in control of U.S. Silica with the existing treatment of those equity awards in the event of Mr. Shinn’s separation from service as a result of an involuntary termination of employment without cause following a change in control. Pursuant to the amendment, all stock
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
options and RSUs held by Mr. Shinn will vest in full and all PSUs held by him will vest based on the target level of performance in the event of his separation from service as a result of a resignation for good reason following a change in control of U.S. Silica. Also, in such circumstances, vested stock options will remain exercisable for the lesser of a period of three years following Mr. Shinn’s termination or the remainder of the original option term.
In November 2016, the Compensation Committee approved a further amendment to Mr. Shinn’s existing equity award agreements to permit him to elect to reduce the number of shares deliverable to him upon the vesting of an equity award or the exercise of a stock option in an amount up to his maximum individual tax rate, provided that such additional reduction would not result in adverse financial accounting or tax withholding treatment to U.S. Silica.
CIC Plan
In February 2016, the Compensation Committee approved the CIC Plan as part of its ongoing review of our executive compensation program. In April 2021, the Compensation Committee amended and restated the CIC Plan to update the list of participants to include all officers of the Company designated under Section 16(a) of the Exchange Act and made other administrative changes. Each of our NEOs is eligible to participate in the CIC Plan.
The CIC Plan provides certain benefits if the named executive officer experiences a separation from service as a result of an involuntary termination of employment without cause or resignation for good reason, in either case within 24 months immediately following a change in control of U.S. Silica. If such events occur and the named executive officer has signed a general release of claims in our favor, the CIC Plan provides the following benefits to the NEO:
■
a lump sum payment equal to 1.5 times the sum of (i) the named executive officer’s base salary as of the termination date (or, if greater, salary in effect on the first occurrence of the change in control) and (ii) the named executive officer’s target annual cash bonus for the year in which the termination occurs (or, if greater, in effect as of the occurrence of the change in control);

■
a prorated annual bonus that the named executive officer would have earned for the entire fiscal year in which the termination of employment occurs at the target level based on the number of days the named executive officer was employed during the year; and

■	continuation of group health insurance coverage for the named executive officer and the named executive officer’s eligible dependents pursuant to COBRA during the 18-month period following the named executive officer’s termination of employment.
If a named executive officer has a separate agreement with us that provides for specific severance and benefits in connection with a termination of employment following a change in control, such as Mr. Shinn, the payments and benefits provided by the CIC Plan will be reduced by the payments and benefits under the individual severance agreement.
If the severance payments under the CIC Plan would trigger an excise tax under Sections 280G and 4999 of the IRC, the severance payments would be reduced to a level at which the excise tax is not triggered, unless the NEO would receive a greater amount without such reduction after applicable excise, federal, and/or state taxes.
Also in February 2016, the Compensation Committee approved an amendment to the existing equity award agreements of each named executive officer to align the treatment of the equity awards in the event of such named executive officer’s separation from service as a result of a resignation for good reason following a change in control of U.S. Silica with the existing treatment of those equity awards in the event of such named executive officer’s separation from service as a result of an involuntary termination of employment without cause following a change in control. Pursuant to the amended and restated CIC Plan, all stock options and RSUs held by the NEOs will vest in full and all PSUs held by them will vest in the event of an NEO’s separation from service as a result of a resignation for good reason following a change in control of U.S. Silica, and the number of PSUs that will vest will be based on the greater of (i) the target level of performance or (ii) actual performance measured as of the date of the change in control. Also, in such circumstances, vested stock options will remain exercisable for a period of three years following the named executive officer’s termination.
In November 2016, the Compensation Committee approved an amendment to each named executive officer’s existing equity award agreements to permit them to elect to reduce the number of shares deliverable to him or her upon the vesting of an equity award or the exercise of a stock option in an amount up to his or her maximum individual tax rate, provided that such additional reduction would not result in adverse financial accounting or tax withholding treatment to U.S. Silica.
In the event of an involuntary termination without cause not involving a change in control, Mr. Hough, Ms. Russell, Mr. Ussery and Mr. Carusona are each entitled to cash
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severance equal to 12 months of base salary and reimbursement of the monthly premium for COBRA healthcare coverage for 12 months in exchange for the executive officer executing a standard release. Each severance arrangement involving an executive officer is subject to the Compensation Committee’s review and approval at the time of termination.
Amended and Restated 2011 Incentive Compensation Plan
Stock Options
The Company no longer awards stock options, however options previously granted and vested are exercisable until the earlier of (i) 90 days following termination and (ii) the expiration of the stated term of the options. In the event of termination for cause, all vested and unvested options will terminate and expire automatically. In the event of a participant’s termination by us without cause, the unvested options that would have vested on the next vesting date will vest on a pro rata basis, and all vested options will remain exercisable until the earlier of (i) 90 days following termination and (ii) the expiration of the stated term of the options. In the event of a participant’s termination as a result of death or disability or due to the participant’s retirement, the unvested options that would have vested on the next vesting date will vest on a pro rata basis and all vested options will remain exercisable until the earlier of (i) one year from the date of death or disability and (ii) the expiration of the stated term of the options. In the event of a participant’s termination as a result of death or disability, by us without cause, as a result of the participant’s resignation for good reason or as a result of the participant’s retirement at any time upon or following a change in control, all unvested options shall become fully vested and remain exercisable for three years (or, in the case of a retirement following a change in control, until the expiration date of the option).
Service-Based Restricted Stock.
All restricted stock held by the NEOs is fully vested.
Service-Based RSUs
Subject to the Compensation Committee’s discretion to accelerate vesting, all unvested RSUs will be forfeited upon a participant’s voluntary termination or termination for cause. In the event of a participant’s termination as a result of death or disability, by us without cause or due to the participant’s retirement, the unvested RSUs that would have vested on the next vesting date will vest on a pro rata basis. In the event of a participant’s termination due to: (i) death or disability, (ii) without cause, (iii) the participant’s resignation for good reason; or (iv) as a result of the participant’s retirement, in each case at any time upon or following a change in control, all unvested RSUs will become fully vested.
Performance Share Units
Subject to the Compensation Committee’s discretion to accelerate vesting, all PSUs will be forfeited upon a participant’s voluntary termination or termination for cause. In the event of a participant’s termination as a result of death or disability, by us without cause or due to the participant’s retirement, the PSUs will remain outstanding until the Compensation Committee certifies the level of performance for the performance period and the PSUs will then become vested based on actual performance on a pro rata basis. In the event of a participant’s termination due to: (i) death or disability, (ii) without cause, (iii) the participant’s resignation for good reason; or (iv) as a result of the participant’s retirement, in each case at any time upon or following a change in control, all PSUs will become fully vested based on the greater of (i) the target level of performance or (ii) actual performance measured as of the date of the change in control.
Under our CIC Plan, Amended and Restated 2011 Incentive Compensation Plan and our CEO’s employment agreement, a change in control is deemed to have occurred upon:
■
a change in the composition of the Board from the beginning of any period of two consecutive years such that the existing Board or persons who were approved by two-thirds of Directors or their successors on the existing Board no longer constitute a majority at the end of such period;

■	the acquisition by a person of 50% or more of our voting securities;
■	the completion of certain mergers, consolidations, share exchanges or similar transactions involving us;
■	the completion of the sale of all or substantially all of our assets; or
■	our liquidation or dissolution.
Under our CIC Plan and equity award agreements, a named executive officer’s resignation would be for “good reason” following:
■	a material reduction in the named executive officer’s annual base salary;
■	a required relocation of more than 50 miles from the named executive officer’s primary place of employment; or
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
■	a material, adverse change in the named executive officer’s title, reporting relationship, authority, duties or responsibilities.
Additionally, any breach by us of Mr. Shinn’s employment agreement would enable Mr. Shinn to resign for good reason.
The information below describes and quantifies certain compensation that would have become payable to each of our NEOs other than Mr. Merril if, as of December 29, 2023, his or her employment with us had been terminated, including following a change in control of U.S. Silica. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event. Because Mr. Merril’s employment terminated on October 20, 2023, we disclose the separation benefits he actually received separately below.
		Potential Payments Upon Termination or Change-in-Control
Name		Cash Severance(1)	Acceleration of Equity Awards(2)	Benefits & Perquisites(3)	Total
B. Shinn
	Voluntary without good reason/Involuntary with cause	—	—	—	—
	Involuntary without cause/Voluntary for good reason	$900,000	$6,214,336	$16,503	$7,130,839
	Change in Control	—	—	—	—
	Change in Control with qualifying termination	$4,980,000	$10,249,801	$24,755	$15,254,555
	Death	—	$6,214,336	—	$6,214,336
	Disability	—	$6,214,336	—	$6,214,336

K. Hough
	Voluntary without good reason /Involuntary with cause	—	—	—	—
	Involuntary without cause/Voluntary for good reason	$440,000	$206,023	$24,749	$670,772
	Change in Control	—	—	—	—
	Change in Control with qualifying termination	$1,096,880	$346,131	$37,123	$1,480,134
	Death	—	$206,023	—	$206,023
	Disability	—	$206,023	—	$206,023

S. Russell
	Voluntary without good reason /Involuntary with cause	—	—	—	—
	Involuntary without cause/Voluntary for good reason	$440,000	$1,210,996	$15,306	$1,666,302
	Change in Control	—	—	—
	Change in Control with qualifying termination	$1,472,500	$2,028,132	$22,959	$3,523,591
	Death	—	$1,210,996	—	$1,210,996
	Disability	—	$1,210,996	—	$1,210,996

D. Ussery
	Voluntary without good reason /Involuntary with cause	—	—	—	—
	Involuntary without cause/Voluntary for good reason	$440,000	$1,131,588	$24,749	1,596,337
	Change in Control	—	—	—	—
	Change in Control with qualifying termination	$1,497,500	$1,966,662	$37,123	$3,501,285
	Death	—	$1,131,588	—	$1,131,588
	Disability	—	$1,131,588	—	$1,131,588

Z. Carusona
	Voluntary without good reason /Involuntary with cause	—	—	—	—
	Involuntary without cause/Voluntary for good reason	$440,000	$1,131,588	$24,543	$1,596,131
	Change in Control	—	—	—	—
	Change in Control with qualifying termination	$1,497,500	$1,966,662	$36,814	$3,500,976
	Death	—	$1,131,588	—	$1,131,588
	Disability	—	$1,131,588	—	$1,131,588
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
(1)	Reflects cash payout of eligible pay calculated pursuant to the NEO’s severance arrangements, including the CIC plan, described above, assuming execution of a standard release agreement.
(2)
Reflects the value of equity awards owned by the NEO where vesting is accelerated by the triggering event as described above in Potential Payments Upon Employment Termination or Change in Control—Amended and Restated 2011 Incentive Compensation Plan. For stock awards, this represents the fair market value of shares based on a price of $11.31 per share, which was the closing price on December 29, 2023, the final trading day of fiscal 2023. For the PSUs covering the performance periods from January 1, 2021 through December 31, 2023, January 1, 2022 through December 31, 2024, and January 1, 2023 through December 31, 2025 a payout at target is assumed upon employment termination other than in connection with a change in control although the actual payouts will depend on actual performance over each respective performance period. This chart assumes that all PSUs would be paid out at target following a change in control with a qualifying termination. Assumes the Compensation Committee has not otherwise accelerated vesting.

(3)
Represents reimbursement of current monthly COBRA premium for 12 months in the event of an involuntary termination not in connection with a change in control and for 18 months in the event of an involuntary termination or a resignation for good reason within 24 months following a change in control.

Merril Separation Agreement
Mr. Merril was terminated by the Company without cause effective as of the Separation Date. Pursuant to the Merril Separation Agreement, Mr. Merril received the following severance benefits: (i) a lump sum cash payment equal to the amount of his annual base salary ($440,000), (ii) payment or reimbursement of 100% of the group health insurance premiums under COBRA for 12 months following the Separation Date or, if earlier, Mr. Merril is no longer eligible to receive coverage under COBRA , (iii) eligibility to participate in the Company’s 2023 ABIP, and (iv) incremental service credit for the purposes of pro-rata vesting of previously-issued equity awards to which he otherwise would have been entitled, as discussed in detail in footnote (1) to the 2023 Summary Compensation Table. In exchange for the benefits granted to him pursuant to the Merril Separation Agreement, Mr. Merril executed a general release of claims against the Company and agreed to continued compliance with the non-compete and non-solicitation provisions to which he is subject.
CEO Pay Ratio
As a result of rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC requires disclosure of the CEO to median employee pay ratio. With respect to identification of the median employee, we chose to use the same median employee for 2023 that we had identified for 2022 as we believe there has been no change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure for 2023. See our 2023 Proxy Statement for information regarding the process we utilized to identify our median employee for 2022, a full-time, long-tenured, hourly employee working as a Powder Packer in our ISP segment.
Following the evaluation and calculation described in the 2023 Proxy Statement, we determined that Mr. Shinn’s 2023 total compensation was $6,142,689 (reflected in the 2023 Summary Compensation Table on page 39), and our median employee’s 2023 total compensation was $90,248. We calculated our median employee’s total annual total compensation in accordance with the SEC’s Summary Compensation Table rules. As a result, we estimate Mr. Shinn’s 2023 total compensation was approximately 68 times that of our median employee.
Director Compensation in 2023
We believe that it is appropriate to compensate our non-employee directors for the time, expertise and effort required to serve as a director of our company and to align the interests of our directors and long-term stockholders through equity compensation. Mr. Shinn, who also is our CEO, receives no additional compensation for his service as a Director.
Director Pay Review
Our Compensation Committee annually reviews and periodically recommends updates to our non-employee director compensation program to our Board for approval.
In May 2023, the Compensation Committee, with the assistance of our independent compensation consultant, Exequity, benchmarked our outside directors’ compensation and the mix and amount of each element of compensation to the outside director compensation reported by the companies included in the 2023 proxy peer group.
After taking into account our director compensation philosophy and analysis presented to the Compensation Committee by Exequity, the Compensation Committee determined that the annual cash compensation payable to
  2024 Proxy Statement | 49

EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
each Outside Director shall remain unchanged. However, the Compensation Committee recommended and the Board approved that, effective with the May 2023 equity grant, the value of the annual equity award granted to each Outside Director be increased to $135,000 from $125,000, but that the value of the additional equity award granted to the Chairman of the Board and the value of the annual equity award grant to Committee Chairs remain unchanged.
Director Pay Component
Outside directors receive an annual cash retainer of $80,000 plus an additional annual fee of $10,000 for membership on each committee. The chair of the Compensation Committee, Nominating & Governance Committee and Executive Committee each receives an additional annual fee of $15,000 in lieu of the additional annual fee of $10,000 for committee membership. The chair of the Audit Committee receives an additional annual fee of $20,000 in lieu of the additional annual fee of $10,000 for committee membership. The Chairman of the Board earns an additional $60,000 annually, reflecting his additional responsibilities. Director fees are paid quarterly, based on current committee membership.
To align our outside directors’ interests with those of our stockholders, after our annual meeting we grant each newly-appointed or elected outside director (including outside directors re-elected at the annual meeting) an RSU award which vests one year following the grant date subject to pro rata forfeiture if the director terminates Board service before the vesting date. We determine the number of RSUs to be granted using the 30 trading day trailing average of our stock price on the date of grant. After the increase in the value of the annual equity award granted to each director effective with the May 2023 grant as described in the preceding section, the value of the annual equity award granted to each Outside Director is determined based on the individual’s responsibilities as set forth in the table below.
Category	Amount of Grant
Eligible Board member	$135,000
Chairman of the Board	$60,000
Audit Committee Chair	$20,000
Compensation Committee, Nominating & Governance Committee and Executive Committee Chairs	$15,000
The following table provides the actual compensation paid to our Outside Directors in 2023:
Director Compensation
Name	Fees Earned	Stock Awards(1)	Option Awards	All Other Compensation	Total
Simon Bates	$50,000	$113,615	—	—	$163,615
Peter Bernard	$115,000	$148,909	—	—	$263,909
Diane Duren	$105,000	$148,909	—	—	$253,909
William Kacal	$120,000	$153,878	—	—	$273,878
Sandra Rogers	$100,000	$134,027	—	—	$234,027
Charles Shaver	$175,000	$208,476	—	—	$383,476
Jimmi Sue Smith	$41,576	$118,069	—	—	$159,645
(1)
This column reflects the aggregate grant date fair value of restricted stock unit awards granted in 2023 in accordance with FASB ASC Topic 718 and as reported in Note N of the audited financial statements contained in our 2023 Annual Report on Form 10-K, but assuming no forfeitures. This accounting approximately reflects the closing price of our stock for Mr. Bernard, Ms. Duren, Mr. Kacal, Ms. Rogers and Mr. Shaver on the grant date of May 11, 2023 which was $12.33. Mr. Bates’ awards were granted on July 3, 2023, the date of his appointment to the Board, on which date the closing price of our stock was $12.07. Ms. Smith’s awards were granted on July 14, 2023, the date of her appointment to the Board, on which date the

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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
closing price of our stock was $13.17. We determined the number of RSUs to be granted using the 30 trading day trailing average of our stock price on the date of grant, which was $12.42 on May 11, 2023, $12.27 on July 3, 2023 and $12.43 on July 14, 2023. The aggregate number of RSUs outstanding as of December 31, 2023 was as follows:
Name	RSUs Outstanding
Simon Bates	9,413
Peter Bernard	12,077
Diane Duren	12,077
William Kacal	12,480
Sandra Rogers	10,870
Charles Shaver	16,908
Jimmi Sue Smith	8,965
Director Stock Ownership Requirements
As disclosed in Stock Ownership, each of our outside directors owns shares of our common stock. Under stock ownership guidelines originally adopted by the Compensation Committee in February 2014 and amended in February 2017 and November 2020, each outside director is required to acquire and maintain holdings of our common stock, which may include common stock issuable upon vesting of RSUs, equal to at least five times the director’s annual director cash retainer within approximately five years after becoming subject to the requirement.
As of March 1, 2024, each of our Outside Directors who has been a Board member for at least five years is in compliance with these Stock Ownership Guidelines.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (as defined in Item 402(v)) and performance.
Year (a)	Summary Compensation Table Total for Principal Executive Officer (PEO)(1),(2) (b)	Compensation Actually Paid to PEO(3) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (NEOs)(1),(4) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5) (e)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return (f)(6)	Peer Group Total Shareholder Return(7) (g)	Net Income (millions)(8) (h)	Adjusted EBITDA (millions)(9) (i)
2023	$6,142,689	$4,567,410	$1,760,076	$1,198,610	$186	$150	$147	$439
2022	$6,295,796	$12,363,407	$1,903,813	$3,360,543	$206	$143	$78	$354
2021	$5,966,323	$10,007,711	$1,729,313	$2,662,279	$155	$96	($34)	$174
2020	$5,300,393	$7,128,470	$1,971,343	$2,424,616	$116	$60	($115)	$180
(1)
The PEO for 2023 was Bryan Shinn and the non-PEO NEOs for 2023 were Donald Merril, Kevin Hough, Stacy Russell, Zach Carusona and Derek Ussery. The PEO for 2022 was Bryan Shinn and the non-PEO NEOs for 2022 were Donald Merril, Michael Winkler, Stacy Russell, and Derek Ussery. The PEO for 2021 was Bryan Shinn and the non-PEO NEOs were Donald Merril, Michael Winkler, Stacy Russell, and Zach Carusona. The PEO for 2020 was Bryan Shinn and the non-PEO NEOs were Donald Merril, Bradford Casper, Michael Winkler, Stacy Russell, and Zach Carusona.

(2)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Bryan Shinn for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table.”

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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Bryan Shinn, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Bryan Shinn during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Shinn’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments(a)	Compensation Actually Paid to PEO(b)
2023	$6,142,689	($4,084,545)	$2,509,266	$4,567,410
2022	$6,295,796	($3,627,315)	$9,694,926	12,363,407
2021	$5,966,323	($3,889,770)	$7,931,158	10,007,711
2020	$5,300,393	($3,713,261)	$5,541,338	7,128,470
(a)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Value of Equity Awards Disclosed in the Summary Compensation Table	Year End Value of Equity Awards Granted During the Covered Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Value of Awards Granted in Prior Years Vesting During the Covered Year	Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Total Equity Award Adjustments
2023	($4,084,545)	$3,876,277	($768,549)	($598,461)	$0	$2,509,266
2022	($3,627,315)	$5,005,089	$1,755,895	$2,933,942	$0	$9,694,926
2021	($3,889,770)	$4,505,581	$2,290,804	$1,134,773	$0	$7,931,158
2020	($3,713,261)	$5,187,054	$536,578	($107,370)	($74,924)	$5,541,338
(b)
Since the Company does not provide any qualified or non-qualified defined benefit pension plans or other post-employment defined benefit plans to our executive officers, no adjustments relating to defined benefit and pension plans (as applicable) were made to total compensation for each year to determine compensation actually paid.

(4)	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
(5)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,760,076	($879,633)	$318,168	$1,198,610
2022	$1,903,813	($879,627)	$2,336,356	$3,360,543
2021	$1,729,313	($905,760)	$1,838,726	$2,662,279
2020	$1,971,343	($1,092,021)	$1,545,293	$2,424,616
(a)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Value of Equity Awards Disclosed in the Summary Compensation Table	Year End Value of Equity Awards Granted During the Covered Year	Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value of Awards Granted and Vesting in the Same Year	Value of Awards Granted in Prior Years Vesting During the Covered Year	Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year	Total Equity Award Adjustments
2023	($879,633)	$577,329	($112,309)	$38,356	($96,626)	($88,583)	$318,168
2022	($879,627)	$1,213,735	$411,784	$0	$710,837	$0	$2,336,356
2021	($905,760)	$1,049,156	$552,188	$0	$237,382	$0	$1,838,726
2020	($1,092,021)	$1,460,581	$125,576	$0	($24,213)	($16,650)	$1,545,293
(b)
Since the Company does not provide any qualified or non-qualified defined benefit pension plans or other post-employment defined benefit plans to our executive officers, no adjustments relating to defined benefit and pension plans (as applicable) were made to total compensation for each year to determine compensation actually paid.

(6)
TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)	Reflects the S&P 600 Energy Sector Index, as disclosed by U.S. Silica for the purposes of Item 201(e) of Regulation S-K.
(8)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(9)
The Company believes Adjusted EBITDA is the financial performance measure most closely linked to the calculation of compensation actually paid. Adjusted EBITDA is defined herein ABIP Calculation – Financial Result Calculation.

  2024 Proxy Statement | 53

EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
Analysis of the Information Presented in the Pay versus Performance Table

$13,000,000
$12,000,000
$11,000,000
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
TSR
2019
2020
2021
2022
2023
PEO CAP
Average NEO CAP
U.S. Silica TSR
Peer Group TSR

$13,000,000
$12,000,000
$11,000,000
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$500
$400
$300
$200
$100
$0
-$100
-$200
Net Income ($m) and Adjusted EBITDA ($m)
2020
2021
2022
2023
PEO CAP
Average NEO CAP
U.S. Silica Net Income
U.S. Silica Adjusted EBITDA

The tables above demonstrate that over the first three years of the measurement period, compensation actually paid for the PEO and NEOs trended directionally with all metrics shown, including the Company’s cumulative TSR, net income, and the Company Selected Measure (Adjusted EBITDA). However, from 2022 to 2023, compensation actually paid for the PEO and NEOs decreased sharply, consistent with the Company’s TSR trend, but counter to continuing growth in U.S. Silica’s net income and Adjusted EBITDA. The changes in compensation actually paid are largely attributable to the fluctuation in value of outstanding equity awards, which correlate with increases and decreases in stock price and cumulative TSR. Over the measurement period, our cumulative TSR has outperformed the peer group.
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EXECUTIVE AND DIRECTOR COMPENSATION TABLES AND OTHER INFORMATION
Tabular List of Most Important Company Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s PEO and NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
■	Adjusted EBITDA
■	ISP Contribution Margin
■	Adjusted Cash Flow
■	Total Recordable Incident Rate
  2024 Proxy Statement | 55

STOCK OWNERSHIP
The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of March 12, 2024, of more than 5% of the issued and outstanding shares of our common stock. For purposes of this table and the following table, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
Principal Stockholders
	Common Stock
Name and Address	Number of Shares	Percent of Class
BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	14,987,093	19.2%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19335	7,032,533	9.0%
Dimensional Fund Advisors LP(3) 6300 Bee Cave Road Building One Austin, TX 78746	5,115,616	6.6%
Renaissance Technologies LLC(4) 800 Third Avenue New York, NY 10022	3,966,024	5.1%
(1)
Based solely on a Statement on Schedule 13G/A filed on January 19, 2024 by BlackRock, Inc. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 14,639,783 shares, shared voting power with respect to 0 shares, sole investment power with respect to 14,987,093 shares, and shared investment power with respect to 0 shares.

(2)
Based solely on a Statement on Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. Such filing indicates that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 105,626 shares, sole investment power with respect to 6,857,764 shares and shared investment power with respect to 174,769 shares.

(3)
Based solely on a Statement on Schedule 13G/A filed on February 9, 2024 by Dimensional Fund Advisors LP. Such filing indicates that Dimensional Fund Advisors has sole voting power with respect to 5,031,999 shares, shared voting power with respect to 0 shares, sole investment power with respect to 5,115,616 shares and shared investment power with respect to 0 shares.

(4)
Based solely on a Statement on Schedule 13G filed jointly on February 13, 2024 by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”). Such filing indicates that RTC and RTHC have sole voting power with respect to 3,966,024 shares, shared voting power with respect to 0 shares, sole investment power with respect to 3,966,024 shares and shared investment power with respect to 0 shares.

56 |   2024 Proxy Statement

STOCK OWNERSHIP
The following table lists the beneficial ownership, as of March 12, 2024, of (i) each Director and Director Nominee, (ii) each NEO and (iii) the collective beneficial ownership of all directors and executive officers. Except as disclosed in the footnotes to the following table and subject to applicable community property laws, we believe that each person identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.
Directors and Executive Officers
Name	Number of Shares Beneficially Owned(1)	Percent Stock Outstanding
Executive Officers and Directors:
Simon Bates	−	*
Peter Bernard	163,594	*
Diane Duren	93,350	*
William J. Kacal(2)	186,426	*
Sandra Rogers	26,330	*
Charles W. Shaver	143,416	*
Bryan Shinn	1,560,787	2.0%
Jimmi Sue Smith	−	*
Zach Carusona	128,695	*
Kevin Hough	38,963	*
Stacy Russell	120,383	*
Derek Ussery	145,622	*
Don Merril(3)	248,575	*
All Current Directors and Executive Officers as a Group (13 persons) (4)	2,856,141	3.6%
(1)
Includes the following shares that may be acquired upon exercise of stock options that are exercisable on or within 60 days after the Record Date: Mr. Shinn, 173,001 shares; Mr. Hough, 3,371 shares; Mr. Carusona, 744 shares and all current directors and executive officers as a group, 177,116 shares. Also includes the following shares that may be acquired upon vesting of restricted stock units that will vest within 60 days after the Record Date: Mr. Bernard, 12,077 shares; Ms. Duren, 12,077 shares; Mr. Kacal, 12,480 shares; Ms. Rogers, 10,870 shares; Mr. Shaver, 16,908 shares; and all current directors and executive officers as a group, 64,412 shares.

(2)	Includes 2,600 shares held by Mr. Kacal’s spouse.
(3)	Based on the latest information received from Mr. Merril
(4)	Total number of persons does not include Mr. Merril and total number of shares does not include shares owned by Mr. Merril.
*	Represents beneficial ownership of less than one percent (1%) of our common stock.
  2024 Proxy Statement | 57

PROPOSAL NO. 3:

RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
We are asking our stockholders to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2024 at the Annual Meeting.
General
Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, Grant Thornton LLP, is responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting and issuing an opinion on the conformity of those financial statements with United States generally accepted accounting principles (GAAP) and on the effectiveness of our internal control over financial reporting. The Audit Committee assists the Board in its oversight of our financial reporting and internal control processes.
The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Grant Thornton LLP has been our independent auditor since 2004. A member of Grant Thornton LLP will be at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions. If the stockholders fail to ratify Grant Thornton LLP as the independent registered public accounting firm, the Audit Committee may reconsider its selection. Even if stockholders ratify the selection of Grant Thornton LLP, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would, in its judgment, be in the best interests of the Company and our stockholders.
Fees
The following table presents fees billed for professional audit services and other services rendered to us by Grant Thornton LLP for the years ended December 31, 2023 and 2022:
	2023	2022
Audit Fees	$1,490,489	$1,439,790
Audit-Related Fees(1)	$15,000	$18,375
Tax Fees	—	—
All Other Fees	—	—
Total	$1,505,489	$1,458,165
(1)	For 2023 and 2022, includes audit services in connection with registration statements on Form S-8 filed by the Company on May 19, 2023 and May 20, 2022, respectively.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy, as set forth in its charter, for pre-approving the services and associated fees of our independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to us by our independent registered public accounting firm, with certain exceptions described in the policy. In order to safeguard the independence of Grant Thornton LLP, for each engagement to perform a non-audit service, (a) management and Grant Thornton LLP affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations;
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PROPOSAL NO. 3: RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
(b) management describes the reasons for hiring Grant Thornton LLP to perform the services; and (c) Grant Thornton LLP affirms to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to its Chairman its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by Grant Thornton LLP in 2023 and 2022 were audit or audit-related and are permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures.
Required Stockholder Vote
The proposal will be approved if it receives the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter. Abstentions have the practical effect of a vote against this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.
  2024 Proxy Statement | 59

AUDIT COMMITTEE REPORT
The role of the Audit Committee is to assist the Board in its oversight of our responsibility relating to: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal auditors and independent registered public accounting firm. The Audit Committee operates pursuant to a charter, a current copy of which is available on our website at https://ussilica.gcs-web.com/corporate-governance/highlights. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States and as to the effectiveness of our internal control over financial reporting. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with management and the independent registered public accounting firm management’s assessment of, and the independent registered public accounting firm’s audit of, the effectiveness of our internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB, as currently in effect, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm’s independence, and has discussed with the accounting firm the accounting firm’s independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
William J. Kacal, Chairman
Peter Bernard
Diane K. Duren
Sandra Rogers
Jimmi Sue Smith
This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. This Audit Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.
60 |   2024 Proxy Statement

PROPOSAL NO. 4:
APPROVAL OF OUR SIXTH AMENDED
AND RESTATED 2011 INCENTIVE
COMPENSATION PLAN
We are requesting that our stockholders vote in favor of the approval of the Sixth Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan (the “Plan”).
Our Board of Directors approved the Plan (as amended and restated) on March 1, 2024, subject to stockholder approval. We maintain the Plan for the benefit of our eligible directors, officers, employees and certain other service providers and our subsidiaries. Our stockholders are being asked to approve an amendment and restatement of the Plan, in order to increase the current share reserve under the Plan by 2.9 million shares, (ii) extend the Plan through May 9, 2034, which is the tenth anniversary of the date on which our stockholders will have approved the Plan and (iii) to make other minor changes as marked on Appendix A. The additional shares that we are asking our stockholders to approve are expected to fund the Plan by approximately one year based on our recent weighted-average stock price. After the amendment and restatement, the aggregate number of shares of our common stock which may be issued or used for reference purposes under the Plan or with respect to which awards may be granted will be fixed at 20,925,000 shares. The Plan provides for grants of stock options, stock appreciation rights, restricted stock, performance share units, restricted stock units covering shares of common stock and other stock-based and cash-based awards to certain employees, directors, consultants and advisors. The increase in share reserve will enable us to continue to grant long-term incentives to our employees and other service providers.
In order to continue to attract and retain valuable employees and other service providers, we are seeking approval of this proposal to provide additional shares issuable to eligible participants in order to remain competitive. As of December 31, 2023, there were
4,490,066 shares available for grants under the Plan. As of March 12, 2024, there were only 1,330,509 shares available for grants under the Plan.
Required Stockholder Vote
The proposal will be approved if it receives the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter. Broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions have the practical effect of a vote against this proposal.
Summary of the Plan (as amended and restated)
The following summary of some major features of the Plan (as amended and restated) is subject to the specific provisions contained in the full text of the Plan, which is attached to this Proxy Statement as Appendix A.
Purpose of the Plan
The Plan provides for grants of stock options, stock appreciation rights, restricted stock and other incentive-based awards. Independent directors, officers and other employees of the Company and the Company’s subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the Plan. The purpose of the Plan is to provide incentives that will attract, retain and motivate employees, directors, consultants and advisors by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROPERLY SIGNED AND SUBMITTED PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL. IF YOU FAIL TO PROPERLY SUBMIT YOUR PROXY CARD, YOUR SHARES WILL NOT BE VOTED ON THIS PROPOSAL.

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PROPOSAL NO. 4: APPROVAL OF OUR SIXTH AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
Summary of Key Terms
The following is a summary of the key provisions of the Plan:
Award Types:	The following types of awards (collectively “awards”) are available for issuance under the Plan:
	■	stock options;
	■	stock appreciation rights;
	■	stock awards, including restricted stock and restricted stock units (a term that includes performance stock units); and
	■	cash-based awards.
Term:	The Plan will be effective as of May 9, 2024, subject to stockholder approval. No award will be granted under the Plan on or after May 9, 2034.
Eligible Participants:
Independent members of the Company’s Board of Directors, as well as employees of, and consultants to the Company and our subsidiaries.
The Compensation Committee will determine which employees will participate in the Plan. As of March 12, 2024, approximately 600 employees, 7 non-employee directors, and no consultants or advisors are eligible to participate under the Plan.

Shares Available for Issuance under the Plan:
An aggregate total of 20,925,000 shares of U.S. Silica common stock are subject to the Plan. The number of shares available for issuance under the Plan is subject to adjustment to reflect stock splits, reorganizations and similar events.
The shares subject to issuance under the Plan consist of authorized and unissued shares or previously issued shares reacquired and held in treasury by us or any of our subsidiaries.
Shares that were once subject to issuance upon the exercise or vesting of awards may again become available for future grants under the Plan only if an award is cancelled, forfeited, expired or terminated.
However, the number of shares reserved for issuance under the Plan will not be increased by:

	■	shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option,
	■	shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, or
	■	shares of common stock repurchased on the open market with the proceeds of a stock option exercise.
Shares Available for Grants Under the Plan as of 12/31/23 (#/as a % of Common Stock Outstanding):	4,490,066 / 5.82%
Limit on Full Value Awards:	To the extent that a share of common stock is issued pursuant to the grant or exercise of a full value award, it shall reduce the share authorization by 1.35 shares of common stock.
Closing price of our common stock on 12/29/23:	$11.31
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PROPOSAL NO. 4: APPROVAL OF OUR SIXTH AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
New Shares Being Requested to be Available for Issuance Under the Plan as part of this Amendment and Restatement (#/ as a % of Common Shares Outstanding as of March 12, 2024):	2,900,000 / 3.71%
Number of Stock Options Outstanding as of March 12, 2024 (the Record Date):	349,080
Weighted Average Exercise Price	$37.24
Weighted Average Remaining Term (in years)	0.925
Number of Full-Value Awards Outstanding as of March 12, 2024 (the Record Date):	3,560,945
Number of Shares Remaining for Future Grant as of March 12, 2024 (the Record Date):	1,330,509
Common Shares Outstanding as of March 12, 2024 (the Record Date):	78,090,519
Not Permitted	■ Granting of stock options or stock appreciation rights at a price below the fair market value on the grant date;
■ Repricing, or reducing the exercise price of a stock option or stock appreciation right absent stockholder approval;
■
Substituting a new option or stock appreciation right grant with an exercise price lower than the exercise price of an outstanding option or stock appreciation right grant or awarding cash, property or other awards for options and stock appreciation rights when the exercise price of the option or stock appreciation right is greater than our stock value, absent stockholder approval;

■ Reload grants; or
■ Granting of dividend equivalents on awards of stock options or stock appreciation rights.
Stock Options
Vesting
The Compensation Committee will determine at the time of grant when each stock option will vest. The Compensation Committee’s current practice is to grant options that vest in five equal annual installments beginning on the first anniversary of the grant date, except where local conditions dictate a different vesting schedule.
Exercise Price
The exercise price of stock options granted under the Plan may not be less than the fair market value (the mean between the high and low sales prices on the New York Stock Exchange on the grant date) of the common stock on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. As of March 12, 2024, the mean between the high and low sales prices of U.S. Silica common stock on the New York Stock Exchange was $11.99 per share.
Option Term
The option term may not be longer than 10 years, or five years in the case of an incentive stock option granted to a 10% stockholder.
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PROPOSAL NO. 4: APPROVAL OF OUR SIXTH AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
Payment of Purchase Price
The purchase price to be paid upon exercise of a stock option may be paid, subject to the rules established by the Compensation Committee, as follows:
■	in cash or by certified check, bank draft or money order;
■	to the extent permitted by law, by the tender or delivery of shares of our common stock with a fair market value at the time of exercise equal to the total option price; or
■	such other terms and conditions as may be acceptable to the Compensation Committee.
Stock options also may be exercised through “cashless exercise” procedures approved by the Compensation Committee involving a broker or dealer approved by the Compensation Committee. U.S. Silica may require, prior to issuing common stock under the Plan, that the participant remit an amount in cash, or authorize withholding of common stock in connection with the option exercise, sufficient to satisfy tax withholding requirements.
Termination of Employment
The Plan grants the Compensation Committee broad discretion to designate the treatment of stock options following an option holder’s termination of employment with U.S. Silica or any of its subsidiaries.
Options Previously Granted Under the Plan
We have not granted stock options under the Plan for the past several years. Following is historical information regarding stock options previously granted under Plan since it was adopted in 2011 (including options that are no longer outstanding): Mr. Shinn: 173,001 options; Ms. Russell: 0 options; Mr. Ussery: 0 options; Mr. Carusona: 21,116 options; Mr. Hough: 23,889 options; all current executive officers as a group: 218,006 options; all current directors who are not executive officers as a group: 20,000 options; the following nominees for election as directors: Mr. Shaver: 0 options; Mr. Bernard: 10,000 options; Ms. Duren: 0 options; Mr. Kacal: 10,000 options; Ms. Rogers: 0 options; Mr. Shinn: 173,001 options; Mr. Bates: 0 options; Ms. Smith: 0 options; all employees as a group: 3,004,074 options. No associates of directors, executive officers or nominees have received options under the Plan and no other person has received five percent or more of the options granted under the Plan.
Stock Appreciation Rights
Awards may also be in the form of rights to receive a payment, in cash or common stock, equal to the fair market value or other specified value of a number of shares of common stock on the rights exercise date over a specified strike price (“stock appreciation rights”). All stock appreciation rights granted under the Plan must have a grant price per share that is not less than the fair market value of a share of common stock on the date of grant (or comply with the requirements of Section 409A of the Code) and a term of no more than 10 years.
Stock Awards
The terms, conditions and limitations applicable to grants of restricted stock and restricted stock units will be determined by our Compensation Committee. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.
Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.
If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or
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PROPOSAL NO. 4: APPROVAL OF OUR SIXTH AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. The performance goals for performance-based awards may be based on one or more of the objective criteria set forth on Exhibit A to the Plan and are discussed in general below.
The Compensation Committee may grant restricted stock units at a price (if any) as determined at the discretion of the Compensation Committee. Unless otherwise determined by the Compensation Committee, restricted stock units are not entitled to receive dividend equivalents with respect to the number of shares of common stock covered by the restricted stock unit. Shares subject to a restricted stock unit are not transferable prior to the date on which the shares are issued, or, if later, the date on which any applicable restrictions, performance or deferral period lapses.
Cash Awards
Awards may also be in the form of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards granted pursuant to the Plan will be determined by the Compensation Committee.
Performance Awards
At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any performance award will be determined by the Compensation Committee.
While the enactment of the 2017 Tax Cuts and Jobs Act eliminated the “performance-based compensation” exception under Section 162(m) of the Code, and we deleted provisions relating to the exemption in the amendment and restatement, the Plan still includes good governance-related provisions applicable performance-based stock awards, including a one year minimum vesting provision and a requirement that the Compensation Committee establish applicable performance goals while the outcome of the performance goals are substantially uncertain.
In making performance awards, the Compensation Committee may base a performance goal on one or more of the business criteria that may be applied to the participant, one or more business units, divisions or sectors of U.S. Silica, or U.S. Silica as a whole, or by comparison with a peer group of companies, including, without limitation, the following:
■
revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and economic value added (“EVA”);

■	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);
■	operating measures (which include productivity, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin and sales volumes);
■	cash flow measures (which include net cash flow from operating activities and working capital);
■	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation, depletion and amortization, and free cash flow);
■	leverage measures (which include debt-to-equity ratio and net debt);
■	market measures (which include market share, stock price, growth measures, TSR and market capitalization measures);
■	return measures (which include return on equity, return on capital employed, return on assets and return on invested capital);
■	measures relating to ethics, health, quality, safety, the environment and diversity; and
■	measures relating to acquisitions, dispositions or customer satisfaction.
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PROPOSAL NO. 4: APPROVAL OF OUR SIXTH AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.
Clawback
The award agreement may provide that an employee granted an award may forfeit his or her right to such award or be required to return common stock or cash received as a result of the exercise or vesting of an award if such holder engages in “detrimental activity” (as defined by the Compensation Committee in the award agreement under the Plan) before or within one year following any exercise, distribution, vesting or settlement of an award.
In addition, all performance awards issued under the plan will be subject to the Company’s clawback policy in the event of a material restatement of the Company’s financial results. See Compensation Discussion and Analysis—Additional Executive Benefits, Perquisites and Policies—Clawback Policy on page 37. For 2023, 55% of the equity-based awards issued to our NEOs were in the form of performance share units subject to the Company’s clawback policy.
Transferability
Unless otherwise determined by the Compensation Committee in an award agreement, no award will be assignable or otherwise transferable. Any attempted assignment of an award will be void.
Administration
The Compensation Committee will administer the Plan. The Compensation Committee has full power and authority to:
■	to select the eligible individuals to be granted awards;
■	to determine whether and to what extent awards are to be granted under the Plan;
■	to determine the terms and conditions of awards to be made;
■	to determine the number of shares of common stock to be covered by each award;
■	to determine the time when awards are to be granted and any conditions that must be satisfied before an award is granted;
■	to determine grants of stock options or other awards are to operate on a tandem basis;
■	to establish objectives and conditions for earning awards;
■	to determine whether and under what circumstances a stock option may be settled in cash, shares of common stock and/or restricted;
■	to determine whether a stock option is an incentive stock option or a non-qualified stock option;
■	to determine the terms and conditions of award agreements (which shall not be inconsistent with the Plan) and which parties must sign each award agreement;
■
to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans to participants of the Plan in order to exercise stock options under the Plan;

■	to determine whether the conditions for earning an award have been met and whether a performance award will be paid at the end of an applicable performance period;
■	except as otherwise provided in the Plan, to modify, extend or renew the terms of awards made under the Plan;
■	to determine if, when and under what conditions payment of all or any part of an award may be deferred;
■	to determine whether the amount or payment of an award should be reduced or eliminated and;
■	to determine the guidelines and/or procedures for the payment or exercise of awards.
The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent the Compensation Committee deems necessary or desirable to further the purposes of the Plan or to avoid unanticipated consequences or address unanticipated events (including any
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PROPOSAL NO. 4: APPROVAL OF OUR SIXTH AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
temporary closure of a stock exchange on which our common stock is traded, disruption of communications or natural catastrophe) deemed by the Compensation Committee to be inconsistent with the purposes of the Plan or any award agreement, provided that no such action shall be taken absent stockholder approval to the extent required by the Plan. The Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.
Except as otherwise required by applicable law, the Compensation Committee may delegate to the Chief Executive Officer and to other senior officers of U.S. Silica or to such other committee of the Board of Directors its duties under the Plan pursuant to such conditions or limitations as the Compensation Committee may establish.
Amendment or Termination
The Board of Directors or the Compensation Committee may amend, modify, suspend or terminate the Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that:
■	no amendment that would adversely affect the rights of any participant under any award previously granted to such participant may be made without the consent of such participant, and
■
no amendment will be effective prior to its approval by our stockholders to the extent such approval is otherwise required by applicable law or the requirements of any exchange on which the common stock is listed.

Additionally, no underwater stock option or stock appreciation right may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in U.S. Silica’s capitalization) if the effect would be to reduce the exercise price for the shares underlying such stock option or stock appreciation right.
Adjustments
In the event of any subdivision or consolidation of shares or other capital readjustment, or the payment of a stock dividend or other increase or reduction of the number of shares of our common stock outstanding without compensation therefore in money, services or property, then the number of shares subject to the Plan and the Plan limits in the number of shares subject to awards granted to an individual participant in any calendar year will be proportionally adjusted and the number of shares of common stock with respect to which outstanding awards or other property subject to an outstanding award granted under the Incentive Plan will:
■
in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of common stock shall be proportionately reduced; and

■	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of common stock shall be proportionately increased.
In the event of any corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Compensation Committee may make certain adjustments to awards as it deems equitable, including, providing for the substitution of a new award (or other arrangement) or the assumption of the award, prior to the transaction providing for the acceleration of the vesting and exercisability of or the lapse of restrictions with respect to the award, and cancelling any outstanding award in exchange for cash in an amount deemed by the Compensation Committee to be equal to the fair market value of the award.
Consistent with past practice, we currently expect that any award agreement documenting an award under the Plan will not contain a contractual right to an automatic acceleration upon a change in control. Rather, we expect that any acceleration of vesting of an award in connection with a transaction would be made only where (i) a transaction results in a change in control of U.S. Silica and (ii) in connection with such transaction the outstanding awards are not assumed by U.S. Silica’s successor.
U.S. Federal Income Tax Consequences
The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the Plan may vary according to country of participation. Also, the tax consequences of participating in the
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PROPOSAL NO. 4: APPROVAL OF OUR SIXTH AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.
Stock Options and Stock Appreciation Rights
Some of the options issued under the Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code, while other options granted under the Plan are non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes, although the optionee may subsequently recognize income if the shares are disposed of prior to the holding period described below. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference that may require payment of an alternative minimum tax.
On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years following the date of grant of the option and within one year following the date of exercise), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death or permanent and total disability (in which case the optionee has one year to exercise and obtain incentive stock option treatment), an optionee has three months after termination of employment in which to exercise an incentive stock option and retain incentive stock option tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.
In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss.
Participants will not realize taxable income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income (subject to withholding by U.S. Silica) in an amount equal to the cash or fair market value of the shares of stock received on the date of exercise of the stock appreciation right. The participant will generally have a tax basis in any shares of stock received on the exercise of a stock appreciation right that equals the fair market value of such shares on the date of exercise. Subject to the limitations discussed below, U.S. Silica will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.
Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option or stock appreciation right, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee.
Stock Awards
A participant generally will not have taxable income upon the grant of stock awards, such as restricted stock or restricted stock units. Instead, he or she will recognize ordinary compensation income in the first taxable year in which his or her interest in the stock underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. In general, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the stock underlying the award when it is received.
An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to an award of restricted stock or restricted stock units. The tax basis of a participant in the stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such
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shares will commence on the date income is so recognized. Upon later disposition of stock received that has been held for the requisite holding period, the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the amount previously recognized as compensation income.
Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules to the extent the deduction is allocable to “effectively connected income” which is subject to U.S. federal income tax.
Code Section 409A
Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. We intend to structure awards under the Plan in a manner that is designed to be exempt from or comply with Section 409A.
Code Section 457A
Section 457A of the Code has significantly changed the rules applicable to deferred compensation paid to U.S. persons by certain foreign corporations and other entities. We expect that stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units granted under the Plan will be exempt from Section 457A. However, stock appreciation rights that may be settled in cash may be subject to Section 457A, as well as cash awards or stock units that are not paid within one year after vesting.
Section 457A requires that any compensation paid under a deferred compensation plan of a nonqualified entity must be included in the participant’s income at the time such amounts are no longer subject to a substantial risk of forfeiture. Therefore, stock appreciation rights that may be settled in cash as well as cash awards or stock units that are not paid within one year after vesting may result in income inclusion upon vesting, even though the participant has not exercised the stock appreciation right or received delivery of cash or shares of stock at that time. We currently intend to grant awards that are exempt from Section 457A.
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PROPOSAL NO. 4: APPROVAL OF OUR SIXTH AMENDED AND RESTATED 2011 INCENTIVE COMPENSATION PLAN
Securities Authorized for Issuance Under Equity Compensation Plans
The table below contains information about securities authorized for issuance under the Plan as of December 31, 2023. The features of the Plan are disclosed further in Note N - Equity-Based Compensation to our consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K which accompanies this Proxy Statement.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (C)
Equity compensation plans approved by security holders	349,080	$37.24(1)	4,140,986(2)
Equity compensation plans not approved by security holders	—	—	—
Total	349,080	$37.24(1)	4,140,986
(1)	The weighted average price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.
(2)
As of December 31, 2023, we also had 1,253,979 unvested restricted stock and restricted stock unit awards, and 1,874,060 unvested performance share units outstanding. As of March 12, 2024, we had the following: 1) 349,080 stock options outstanding with a weighted average exercise price of $37.24, and a weighted average remaining term of 0.925 years, 2) 3,560,945 outstanding restricted stock units and performance share units, and 3) 1,330,509 shares remaining available for grant under the Plan.

70 |   2024 Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES
Who is entitled to vote at the Annual Meeting, and how many votes do they have?
Holders of record of our common stock as of the close of business on the Record Date, March 12, 2024, may vote at the Annual Meeting. Each share is entitled to one vote. 78,090,519 shares were outstanding on the Record Date.
When were the enclosed solicitation materials first given to stockholders?
The 2023 Annual Report, as filed with the SEC, and proxy card, together with the Notice of Annual Meeting and Proxy Statement, were first made available over the Internet to stockholders on or about March 26, 2024. A Notice of Internet Availability of Proxy Materials, indicating how to access our proxy materials over the Internet, was first sent or given to stockholders on the same date.
Why were the proxy materials made available to stockholders over the Internet?
We are taking advantage of a rule adopted by the SEC that permits us to furnish proxy materials to stockholders over the Internet. By furnishing this Notice of Internet Availability of Proxy Materials in lieu of mailing our proxy materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting. You may request to receive a paper copy of the proxy materials by following procedures set forth in the Notice of Internet Availability of Proxy Materials. If a paper copy is requested, stockholders should expect to receive it within several days.
The Notice of Internet Availability of Proxy Materials directs stockholders to the website where you will log in using your unique control number. On this website, you will be able to view our Proxy Statement and 2023 Annual Report. You may also cast your vote in a secure manner on the same website.
Who can attend the Annual Meeting?
All stockholders as of the Record Date may attend the Annual Meeting in person.
You will need proof of ownership of our common stock as of the Record Date to enter the Annual Meeting. If you hold shares directly in your name as a stockholder of record, you must present any of the following as proof of ownership in order to gain admission to the meeting:
■	the Notice of Internet Availability of Proxy Materials;
■	if you voted using a paper proxy card, the portion of your proxy card to be kept and not submitted with your vote; or
■	if you received an email indicating that the proxy materials are available on the Internet, you may print the email containing your control number.
If your shares are registered or held in the name of your broker, bank or other nominee, your shares are held in “street name.” Please note that if you hold your shares in street name, you will also need to bring proof of your ownership of our common stock as of the Record Date, such as a copy of a bank or brokerage statement.
Please note that you also may be asked to present valid picture identification, such as a driver’s license or passport.
Because seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices is not permitted at the Annual Meeting.
What is a quorum of stockholders?
A quorum is the presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares of our common stock entitled to vote, including abstentions and broker non-votes (as described below). Because there were 78,090,519 shares of our common stock outstanding on the Record Date, the presence of holders of 39,045,260 shares is a quorum. We must have a quorum to conduct business at the Annual Meeting.
What is a proxy?
A proxy is another person that you authorize to vote on your behalf. We ask stockholders to instruct the proxy how to vote so that all shares of common stock may be voted at the Annual Meeting, regardless of whether the holders attend the meeting in person.
  2024 Proxy Statement | 71

QUESTIONS & ANSWERS ON VOTING PROCEDURES
What vote is required to approve each proposal?
Proposal	Vote Required	Board’s Recommendation
(Proposal No.1) Election of Directors	The affirmative vote of a number of votes cast FOR a Director nominee that exceeds the number of votes cast AGAINST that nominee	FOR all nominees

(Proposal No. 2) Advisory vote to approve executive compensation (say-on-pay)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	FOR the compensation of our named executive officers

(Proposal No. 3) Ratification of Grant Thornton as our independent registered public accounting firm for 2024	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm for 2024

(Proposal No. 4) Approval of our Sixth Amended and Restated 2011 Incentive Compensation Plan	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	FOR the approval of our Sixth Amended and Restated 2011 Incentive Compensation Plan
What are my choices for casting my vote on each matter to be voted on, and what is the effect of each possible vote?
Voting Options for Each Proposal - 2024 Proxy
Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
(Proposal No.1) Election of Directors	FOR, AGAINST OR ABSTAIN	No effect — not counted as a “vote cast”	No	No effect

(Proposal No. 2) Advisory vote to approve executive compensation (say-on-pay)	FOR, AGAINST OR ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

(Proposal No. 3) Ratification of Grant Thornton as our independent registered public accounting firm for 2024	FOR, AGAINST OR ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not Applicable

(Proposal No. 4) Approval of our Sixth Amended and Restated 2011 Incentive Compensation Plan	FOR, AGAINST OR ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
72 |   2024 Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES
An abstention occurs when a stockholder affirmatively chooses not to vote on a proposal. A broker non-vote occurs when a broker, bank or other nominee who holds shares for another person has not received voting instructions from the beneficial owner of the shares, and under NYSE rules, does not have discretionary authority to vote on a matter in the absence of such instructions. The matter covered by Proposal No. 3 is considered a routine matter under the rules of the NYSE for which broker discretionary voting is allowed. Therefore, if your shares are held on your behalf by a broker, bank or other nominee and you do not vote on this proposal, your broker, bank or other nominee may choose to vote for you or leave your shares unvoted on this proposal. NYSE rules, however, do not permit brokers, banks or other nominees to vote their clients’ shares on certain other matters considered to be non-routine, such as the matters set forth in Proposal Nos. 1, 2 and 4 unless they have received voting instructions from their clients on these proposals. Therefore, if your shares are held in street name and you do not vote on Proposal Nos. 1, 2 and 4, your shares will remain unvoted on these proposals. If, however, you hold your shares in street name and you properly submit a voting instruction form to your broker, bank or other nominee that is signed but unmarked with respect to your vote on Proposal Nos. 1, 2 and 4, NYSE rules will generally permit your broker, bank or other nominee to vote your shares on these proposals in accordance with the recommendations of the Board as set forth in this Proxy Statement.
If your shares are held in street name, you will receive from your broker, bank or other nominee a Notice of Internet Availability of Proxy Materials instructing you how to vote your shares or, if you have elected to receive the proxy materials in paper, a full package of proxy materials for the Annual Meeting, including a voting instruction form to vote your shares. Your broker, bank or other nominee may permit you to provide voting instructions by telephone or by the Internet. Please follow the voting instructions provided by your broker, bank or other nominee. Unless you give other instructions when you vote, the persons named as proxies, Bryan A. Shinn and Stacy Russell, will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.
We have not received any notice of other business to come before the Annual Meeting by the deadline prescribed by Rule 14a-4(c)(1) under the Exchange Act, and we do not otherwise expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
How do I vote if I am a stockholder of record?
You must be present in person, or represented by proxy, at the Annual Meeting to vote your shares. You may vote your shares in the following ways:
By Internet
To access your online proxy card, please visit the website listed on your Notice of Internet Availability of Proxy Materials, or the paper proxy card if you received one, and follow the on-screen instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. If you vote by Internet, you do not need to mail your proxy card.

By Telephone
To vote your shares by telephone, please call the phone number listed on your paper proxy card, if you received one, and follow the instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. If you vote by telephone, you do not need to mail your proxy card.

By Mail
If you received a paper proxy card, to vote your shares by mail, please follow the instructions on the proxy card. If you vote your shares by mail, please sign and date your proxy card and mail it in the pre-addressed, postage-paid envelope. If you do not sign your proxy card, your votes cannot be counted.

In Person	To ensure your shares are represented, we ask that you vote your proxy by telephone, Internet or mail, even if you plan to attend the meeting.
If you plan to attend the Annual Meeting in person and need directions to the meeting site, please contact Investor Relations (phone: 281-505-6011).
  2024 Proxy Statement | 73

QUESTIONS & ANSWERS ON VOTING PROCEDURES
Can I vote by proxy even if I plan to attend the Annual Meeting?
Yes. If you vote by proxy and decide to attend the Annual Meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.
Why might I receive more than one Notice of Internet Availability of Proxy Materials or proxy card? Should I vote on each Notice and proxy card I receive?
First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker, bank or other nominee. In that case, your broker, bank or other nominee will send you a voting instruction form for these shares. You should vote on each Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form you receive in accordance with the instructions set forth in those documents.
Can I receive future proxy materials electronically?
Yes, to receive future proxy materials over the Internet, please visit our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at www.proxyvote.com and follow the instructions to consent to the electronic delivery of our proxy materials. If you hold your shares in street name, please check the information provided by your broker, bank or other nominee concerning the availability of this service.
How do I change my vote or revoke my proxy?
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the Annual Meeting by:
■	notifying our Corporate Secretary in writing at 24275 Katy Freeway, Suite 600, Katy, Texas 77494, that you are changing your vote;
■	providing subsequent internet or telephone voting instructions;
■	completing and sending in another proxy card with a later date; or
■	attending the Annual Meeting and voting in person.
If you hold your shares through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to change your vote or revoke your proxy.
Who is soliciting my proxy, how is it being solicited, and who pays the cost?
U.S. Silica, on behalf of the Board, through its directors, officers and employees for no additional compensation, is soliciting proxies. Proxies may be solicited in person, or by mail, Internet, or telephone. We pay the cost of soliciting proxies. Although we have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time.
74 |   2024 Proxy Statement

SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR
For inclusion in next year’s proxy statement
Any stockholder who desires to include a proposal in our proxy statement for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must deliver it so that it is received by November 26, 2024 if the 2025 Annual Meeting is held between April 9, 2025 and June 9, 2025, or, if the 2025 Annual Meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the 2025 Annual Meeting. Additionally, a stockholder must meet all requirements under the rules of the SEC, including Rule 14a-8 under the Exchange Act, necessary to have a proposal included in our proxy statement.
For presentation at the 2025 Annual Meeting
Under our bylaws, any stockholder who wants to propose a nominee for election as a director, or to present any other proposal, at the 2025 Annual Meeting must deliver the proposal so it is received no later than February 8, 2025 and no earlier than January 9, 2025. Under our bylaws, however, if the date of the 2025 Annual Meeting is changed so that it is more than 30 days earlier or later than May 9, 2025, any such proposals must be delivered by the later of (1) 10 days following the day on which we first publicly announce the date of the 2025 Annual Meeting or (2) the date that is 90 days prior to the 2025 Annual Meeting. Additionally, a stockholder must meet all other requirements set forth in our bylaws in order to have its proposal or director nomination presented at the meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with Rule 14a-19(b) under the Exchange Act. If a stockholder submitting a proposal or director nomination as described above does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, then we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or director nomination.
Any such proposals or director nominations must be sent, in writing, to the Corporate Secretary, U.S. Silica Holdings, Inc., 24275 Katy Freeway, Suite 600, Katy, Texas 77494.
HOUSEHOLDING
SEC rules permit us to deliver a single copy of an annual report, proxy statement and Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside unless we have received contrary instructions from one or more of the stockholders. This benefits both you and U.S. Silica because it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy of the materials now or in future years, please request a duplicate set by phone at (800) 579-1639, online at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to U.S. Silica c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 and a duplicate set will promptly be delivered to you. If you have received multiple copies of our proxy materials and would prefer to receive a single copy in future years, please follow the instructions set forth above or, if you hold your stock in street name, please contact your broker directly to discontinue duplicate mailings to your household.
  2024 Proxy Statement | 75

Appendix A
SIXTH~~FIFTH~~ AMENDED AND RESTATED
U.S. SILICA HOLDINGS, INC.
2011 INCENTIVE COMPENSATION PLAN

(As amended and restated effective May 9~~11~~, 2024~~3~~)
ARTICLE I

PURPOSE
The purpose of this Sixth~~Fifth~~ Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.
ARTICLE II

DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1 “Acquisition Event” has the meaning set forth in Section 4.2(d).
2.2 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
2.3 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award or Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.
2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.
2.5 “Board” means the Board of Directors of the Company.
2.6 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s, dishonesty, fraud, moral turpitude, willful misconduct or refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
2.7  “Change in Control” has the meaning set forth in Section 11.2.
2.8  “Change in Control Price” has the meaning set forth in Section 11.1(b).
2.9  “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.
2.10  “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.
2.11  “Common Stock” means the common stock, $0.01 par value per share, of the Company.
2.12  “Company” means U.S. Silica Holdings, Inc., a Delaware corporation, and its successors by operation of law.
2.13  “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.
2.14  “Detrimental Activity” means, unless otherwise determined by the Committee, in the applicable Award Agreement: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Company, of any confidential information, trade secrets or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any employee of the Company or its Affiliates to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (d) any attempt, directly or indirectly, to solicit in a competitive manner any customer or prospective customer of the Company or its Affiliates at the time of a Participant’s Termination, without, in all cases, written authorization from the Company; (e) the Participant’s Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; (f) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its Affiliates, or the rendering of services to such organization or business if such organization or business is otherwise prejudicial to or in conflict with the interests of the Company or its Affiliates provided, however, that competitive activities shall only be those competitive with any business unit or Affiliate of the Company with regard to which the Participant performed services at any time within the two years prior to the Participant’s Termination; or (g) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement). For purposes of sub-sections (a), (c), (d) and (f) above, the General Counsel or the Chief Executive Officer of the Company shall have authority to provide the Participant, except for himself or herself, with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.
2.15  “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section

22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
2.16  “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.
2.17  “Effective Date” means the effective date of the Plan as defined in Article XV.
2.18  “Eligible Employee” means each employee of the Company or an Affiliate.
2.19  “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.
2.20  “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.21  “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.
2.22  “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.
2.23  “Full Value Award” means any Award other than a Stock Option or Stock Appreciation Right, which is settled through the issuance of shares of Common Stock.
2.24  “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.25  “Lead Underwriter” has the meaning set forth in Section 14.20.
2.26  “Lock-Up Period” has the meaning set forth in Section 14.20.
2.27  “Merger Event” has the meaning set forth in Section 4.2(b).
2.28  “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.
2.29  “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.
2.30  “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.31  “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
2.32  “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).
2.33  “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.
2.34  “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
2.35  “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.
2.36  “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.
2.37  “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.
2.38  “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
2.39  “Plan” means this Sixth ~~Fifth~~ Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan, as amended from time to time.
2.40  “Reference Stock Option” has the meaning set forth in Section 7.1.
2.41  “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.
2.42  “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.
2.43  “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
2.44  “Section 4.2 Event” has the meaning set forth in Section 4.2(b).
2.45  “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.
2.46  “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.47  “Share Authorization” has the meaning set forth in Section 4.1(a).
2.48  “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.
2.49  “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.
2.50  “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.51 “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.52  “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.
2.53  “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
2.54  “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.
2.55  “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
2.56  “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.
2.57  “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.
ARTICLE III
ADMINISTRATION
3.1 The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. In the event that any member of the Committee does not qualify as a “non-employee director” for purposes of Section 16 of the Exchange Act, then all compensation that is intended to be exempt from Section 16 will also be approved by the Board or a subcommittee made up of members of the Board who qualify as non-employee directors.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:
(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;
(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;
(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;
(f) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);
(g) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;
(h) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;
(i) to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and
(j) solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.
3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.
Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.
3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.6 Designation of Consultants/Liability.
(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.
(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
ARTICLE IV
SHARE LIMITATION
4.1 Shares. (a) Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 20,925,000~~18,025,000~~ shares (the “Share Authorization”). Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall not exceed 12,400,000~~0,500,000~~ shares. The shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The full number of Stock Appreciation Rights granted that are to be settled in Common Stock shall be counted against the number of shares of Common Stock available for award under the Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Rights. If any Option, Stock Appreciation Right or Other Stock-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. Any shares of Common Stock tendered or withheld to satisfy tax withholding obligations on an Award issued under the Plan, shares of Common Stock tendered or withheld to pay the exercise price of an Award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan.

(b) Limit on Full Value Awards. To the extent that a share of Common Stock is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the Share Authorization by 1.35 shares of Common Stock; and, to the extent that a share of Common Stock is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) share of Common Stock.
(c) Annual Non-Employee Director Award Limitation. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted under the Plan to any individual Non-Employee Director in any fiscal year of the Company (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding Awards) shall not exceed $500,000.
4.2 Changes.
(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.
(b) Subject to the provisions of Section 4.2(d), in the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, Change in Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan (a “Section 4.2 Event”), the Committee shall equitably adjust (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, (ii) the maximum share limitation applicable to each type of Award that may be granted to any individual participant in any calendar year, (iii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iv) the exercise price with respect to any Stock Option or any Stock Appreciation Right. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. If the Company enters into or is involved in any merger, reorganization, Change in Control or other business combination with any person or entity (a “Merger Event”), the Committee may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute Awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Merger Event. Upon receipt by any affected Participant of any such substitute Award (or payment) as a result of any such Merger Event, such Participant’s affected Awards for which such substitute Awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event or Merger Event (an “Other Extraordinary Event”), then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.2 Event, Merger Event, or any Other Extraordinary Event.
(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
(d) In the event of a Merger Event in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Awards that provide for a Participant elected exercise, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 10 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Awards that are then outstanding and vested as of such exercised date, but any such exercise may be indicated as contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, any such notice and contingent exercise pursuant thereto shall be null and void.
If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.
4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.
ARTICLE V
ELIGIBILITY
5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.
5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.
5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.
5.4 Minimum Vesting Requirements. The minimum vesting period for any Award shall be one (1) year from the date of grant.
ARTICLE VI
STOCK OPTIONS
6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.
6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock

Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.
6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall be at least equal to 100% (or, in the case of a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant except as may otherwise be permitted under this Plan with respect to Awards provided in substitution for outstanding awards granted by a business entity acquired by the Company, in accordance with Section 409A of the Code.
(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.
(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, and subject to Section 5.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised). Unless otherwise determined by the Committee at the time of grant, the Option agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise of the Stock Option (whether vested or unvested), all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date that the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).
(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Options or by payment in full or in part in the form of

Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefore, as provided herein, has been made or provided for.
(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence
(i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award Agreement.
(f) Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of one year from the date of such Termination (or in the case of death, by the legal representative of the Participant’s estate), but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the case of a Termination due to Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.
(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(h) Voluntary Termination. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(i) Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
(j) Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2) nor may any cash payment, property or another Award be made for a surrendered Option when the exercise price of the Stock Option is greater than the Fair Market Value of a share of Common Stock, unless such action is approved by the stockholders of the Company.
(m) Deferred Delivery of Common Stock. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.
(n) Dividend Equivalents. No dividend equivalents may accrue with respect to Stock Options.
(o) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. No dividend equivalents may accrue with respect to Stock Options. No dividend equivalents may accrue with respect to Stock Options. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.
7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant. To the extent that a Stock Appreciation Right is granted with an exercise price that is less than 100% of the Fair Market Value of the Common Stock at the time of grant, such Stock Appreciation Right will be intended to comply with the requirements of Section 409A of the Code, and the Committee shall take such requirements into account when approving any such grant.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent that the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.
(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).
(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.
(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.
(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.
7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.
7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.
(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, and subject to Section 5.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised).
Unless otherwise determined by the Committee at grant, the Award Agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock

Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date the Non-Tandem Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).
(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.
(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.
(f) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).
(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.
(h) Dividend Equivalents. No dividend equivalents may accrue with respect to Stock Appreciation Rights.
7.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.
7.6 No Repricings or Cash Buyouts of Stock Appreciation Rights. Notwithstanding the foregoing, an outstanding Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2) nor may any cash payment be made for a surrendered Stock Appreciation Right when the exercise price of the Stock Appreciation Right is greater than the Fair Market Value of a share of Common Stock, unless such action is approved by the stockholders of the Company.

ARTICLE VIII
RESTRICTED STOCK
8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule (subject to Section 5.4) and rights to acceleration thereof, and all other terms and conditions of the Awards.
Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event that the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock which had vested in the period referred to above.
The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine in its sole discretion.
8.2 Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:
(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.
(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.
(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Sixth~~Fifth~~ Amended and Restated U.S. Silica Holdings, Inc. (the “Company”) 2011 Incentive Compensation Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated       . Copies of such Plan and Agreement are on file at the principal office of the Company.”
(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
(a) Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.
(ii) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.
(b) Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to vote such shares, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares, and the right to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested. If dividends or distributions are paid in shares of Common Stock, such shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. ~~The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.~~
(c) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares, if any, shall be delivered to the Participant, unless the Committee elects to use another system, such as book entries by the transfer agent. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.
ARTICLE IX
PERFORMANCE AWARDS
9.1 Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

Unless otherwise determined by the Committee at grant, each Performance Award shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of the Performance Award, the Committee may direct (at any time within one year thereafter) that all of the unvested portion of the Performance Award shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain that the Participant realized from any Performance Award that had vested in the period referred to above.
9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:
(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established for the Performance Award are achieved and the percentage of each Performance Award that has been earned.
(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.
(c) Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant; provided that any such dividends will be subject to the same vesting requirements as the underlying Performance Award and shall be paid at the time the Performance Award becomes vested.
(d) Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.
(e) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.
(f) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.
ARTICLE X
OTHER STOCK-BASED AND CASH-BASED AWARDS
10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.
Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:
(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion; provided that any such dividends will be subject to the same vesting requirements as the underlying Performance Award and shall be paid at the time the Performance Award becomes vested.
(c) Vesting. Subject to Section 5.4, any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.
(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.
10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
10.4 Detrimental Activity. Unless otherwise determined by the Committee at grant, the Award Agreement shall provide that (i) in the event that the Participant engages in Detrimental Activity prior to any exercise, distribution or settlement of any Other Stock-Based Award and/or Other Cash-Based Award, such Other Stock-Based Awards and/or Other Cash-Based Awards held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise, distribution or settlement of an Other Stock-Based Award and/or Other Cash-Based Award, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event that the Participant engages in Detrimental Activity during the one-year period commencing on the date of exercise, distribution, or settlement of an Other Stock-Based Award and/or Other Cash-Based Award, the Company shall be entitled to recover from the Participant at any time within one year after such exercise, settlement, or distribution, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise, distribution or settlement (whether at the time of exercise, distribution or settlement or thereafter).
ARTICLE XI
CHANGE IN CONTROL PROVISIONS
11.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest and a Participant’s Awards shall be treated in accordance with one of the following methods as determined by the Committee:
(a) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof in a manner consistent with the requirements of Section 409A of the Code, as determined by the Committee, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).
(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.
(c) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award in connection with a Change of Control of the Company.
11.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:
(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or
(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a

Change in Control under the Plan for purposes of payment of any such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN
12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (iv) extend the maximum option period under Section 6.4; (v) reduce the exercise price of any Stock Option or Stock Appreciation Right, award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award, or award a cash payment, property or another Award in exchange for any Stock Option or Stock Appreciation Right when the exercise price thereof is greater than the Fair Market Value of a share of Common Stock, in each case except in accordance with Section 6.4(l); or (vi) require stockholder approval in order for the Plan to continue to comply with the applicable law. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.
ARTICLE XIII
UNFUNDED STATUS OF PLAN
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.
ARTICLE XIV
GENERAL PROVISIONS
14.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.
14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant (or such greater amount that will not cause adverse accounting consequences for the Company and is permitted under applicable laws) may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.
14.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
14.6 Listing and Other Conditions.
(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.
(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
14.7 Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).
14.8 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
14.9 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
14.10 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
14.11 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
14.12 Costs. The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.
14.13 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.
14.15 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
14.16 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter to the extent permitted under Section 409A of the Code.
14.17 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
14.18 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
14.19 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
14.20 Lock-Up Agreements. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The

Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.
14.21 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
14.22 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
ARTICLE XV
EFFECTIVE DATE OF PLAN
The Plan shall become effective at 12:01 a.m. Eastern Time on May 9~~11~~, 2024~~3~~, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.
ARTICLE XVI
TERM OF PLAN
No Award shall be granted pursuant to the Plan on or after May 9~~11~~, 2034~~3~~, but Awards granted prior to such date may extend beyond that date.
ARTICLE XVII
NAME OF PLAN
This Plan shall be known as the “Sixth~~Fifth~~ Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan.”
EXHIBIT A
PERFORMANCE GOALS
Performance goals established for purposes of Performance Awards may be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more performance goals as determined in the sole discretion of the Committee, including, but not limited to:
•	earnings per share;
•	operating income;
•	gross income;
•	net income (before or after taxes);
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	gross margin return on investment;
•	gross margin;
•	operating margin;

•	working capital;
•	earnings before interest and taxes;
•	earnings before interest, tax, depreciation, depletion and amortization;
•	return on equity;
•	return on assets;
•	return on capital;
•	return on invested capital;
•	net revenues;
•	gross revenues;
•	revenue growth;
•	net revenues by segment;
•	revenue growth by segment;
•	overall contribution margin;
•	contribution margin growth;
•	contribution margin by segment;
•	sales or market share;
•	total shareholder return;
•	economic value added;
•
specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of a share of Common Stock;
•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;
•	reduction in operating expenses;
•	volume growth by segment;
•	overall volume growth;
•	price growth by segment;
•	overall price growth;
•	reduction in variable costs;
•	reduction in fixed costs;
•	asset productivity;
•	cost per ton;
•	output per employee;
•	logistics efficiency; or
•	customer acquisitions.

The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:
(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;
(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or
(c) a change in tax law or accounting standards required by generally accepted accounting principles.
Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, for the avoidance of doubt, Awards may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.
In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

SIXTH
~~FIFTH~~ AMENDED AND RESTATED
U.S. SILICA HOLDINGS, INC.
2011 INCENTIVE COMPENSATION PLAN

Appendix B
Reconciliation of 2023 Net Income to Adjusted EBITDA
As disclosed in our 2023 Annual Report on Form 10-K, the following table sets forth a reconciliation of the Company’s 2023 net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA.
(dollars in thousands)
Net income attributable to U.S. Silica Holdings, Inc.	$146,925
Total interest expense, net of interest income	92,694
Provision for taxes	49,080
Total depreciation, depletion and amortization expenses	137,259
EBITDA	425,958
Non-cash incentive compensation	14,699
Post-employment expenses (excluding service costs)	(1,698)
Merger and acquisition related expenses	2,155
Plant capacity expansion expenses	163
Business optimization projects	1,892
Facility closure costs	3,737
Other adjustments allowable under the Credit Agreement	(7,906)
Adjusted EBITDA	$439,000
B-1

US SILICA

U.S. SILICA HOLDINGS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Simon Bates	☐	☐	☐
1b. Peter C. Bernard	☐	☐	☐
1c. Diane K. Duren	☐	☐	☐
1d. William J. Kacal	☐	☐	☐
1e. Sandra R. Rogers	☐	☐	☐
1f. Charles W. Shaver	☐	☐	☐
1g. Bryan A. Shinn	☐	☐	☐
1h. Jimmi Sue Smith	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000633336_1 R1.0.0.6

U.S. SILICA HOLDINGS, INC.
Annual Meeting of Stockholders
May 9, 2024 9:00 AM Central Daylight Time
This proxy is solicited on behalf of the Board of Directors

The Stockholder(s) hereby appoint(s) Bryan A. Shinn and Stacy Russell or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of U.S. SILICA HOLDINGS, INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at The Post Oak Hotel at Uptown Houston, 1600 West Loop South, Houston, TX 77027 at 9:00 AM Central Daylight Time on May 9, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the Stockholder(s). If no such directions are made, this proxy will be voted FOR the election of the Nominees listed on the reverse side for the Board of Directors, and FOR Proposals 2, 3 and 4.

0000633336_2 R1.0.0.6

Continued and to be signed on reverse side